                                                                   Exhibit 10.26


================================================================================

                                                                  EXECUTION COPY










                            STOCK PURCHASE AGREEMENT

                                       FOR

                           MEMORIAL HOSPITAL OF CENTER


                                     BETWEEN


                        SOUTHEASTERN HOSPITAL CORPORATION
                                   AND OTHERS

                                     SELLERS


                                       AND


                       NEW AMERICAN HEALTHCARE CORPORATION

                                      BUYER





================================================================================

                                TABLE OF CONTENTS


ARTICLE I.             PURCHASE AND SALE..........................................................................1
         1.1           Purchase and Sale..........................................................................1
         1.2           Assets At Closing..........................................................................2
         1.3           Excluded Assets............................................................................3
         1.4           Continuing Contracts, Leases and Liabilities...............................................3
         1.5           Excluded Liabilities.......................................................................4
         1.6           Additional Real Estate.....................................................................4
         1.7           Delivery of Stock..........................................................................5

ARTICLE II.            PURCHASE PRICE.............................................................................5
         2.1           Purchase Price.............................................................................5
         2.2           Taxes and Assessments; Prorations; Adjustments.............................................6
         2.3           Closing Statements.........................................................................6

ARTICLE III.           REPRESENTATIONS AND WARRANTIES OF SELLERS AND
                       SHAREHOLDERS...............................................................................6
         3.1           Organization, Corporate Power and Qualification............................................6
         3.2           Capitalization of the Company..............................................................7
         3.3           Subsidiaries and Affiliates; Organization of Sellers.......................................7
         3.4           Financial Statements.......................................................................8
         3.5           Absence of Undisclosed Liabilities.........................................................8
         3.6           Letters of Credit..........................................................................8
         3.7           Absence of Certain Recent Changes..........................................................8
         3.8           Title to Assets...........................................................................10
         3.9           Real Property.............................................................................11
         3.10          Contracts.................................................................................12
         3.11          Absence of Related Party Transactions.....................................................14
         3.12          Defaults..................................................................................14
         3.13          Inventory.................................................................................14
         3.14          Equipment.................................................................................14
         3.15          Receivables...............................................................................15
         3.16          Powers of Attorney........................................................................15
         3.17          Guarantees................................................................................15
         3.18          Permits and Licenses......................................................................15
         3.19          Bank Accounts.............................................................................15
         3.20          Litigation................................................................................15
         3.21          Court Orders, Decrees and Laws............................................................15
         3.22          Taxes.....................................................................................16
         3.23          Immigration Act...........................................................................17
         3.24          Program Compliance........................................................................17

         3.25          Reimbursement Matters.....................................................................17
         3.26          Environmental Matters.....................................................................18
         3.27          ERISA.....................................................................................19
         3.28          Employee Matters..........................................................................19
         3.29          Insurance; Malpractice....................................................................20
         3.30          Labor Matters.............................................................................20
         3.31          Certain Representations With Respect to the Hospital and
                       the Agency................................................................................20
         3.32          Books of Account; Reports.................................................................22
         3.33          Finders and Brokers.......................................................................22
         3.35          Consents and Approvals of Governmental Authorities........................................22
         3.36          Disclosure................................................................................22

ARTICLE IV.            REPRESENTATIONS AND WARRANTIES OF BUYER...................................................23
         4.1           Organization, Qualification and Authority.................................................23
         4.2           Absence of Default........................................................................23
         4.3           Finders and Brokers.......................................................................23
         4.4           Investment Representations................................................................24

ARTICLE V.             COVENANTS OF PARTIES......................................................................24
         5.1           Preservation of Company's Business and Assets.............................................24
         5.2           Absence of Material Change................................................................24
         5.3           Access to Books and Records...............................................................24
         5.4           Consents..................................................................................26
         5.5           Capital Expenditures......................................................................26
         5.6           Risk of Loss..............................................................................26
         5.7           Condemnation..............................................................................27
         5.8           Good Faith................................................................................27
         5.9           Preserve Accuracy of Representations and Warranties.......................................27
         5.10          Maintain Books and Accounting Practices...................................................28
         5.11          Indebtedness; Liens.......................................................................28
         5.12          Compliance with Laws and Regulatory Consents..............................................28
         5.13          No Merger or Consolidation................................................................28
         5.14          Maintain Insurance Coverage...............................................................28
         5.15          Medicare, Medicaid and Blue Cross Reporting...............................................29
         5.16          Current Return Filing.....................................................................29
         5.17          Environmental Assessment; Additional Environmental Inspections............................29
         5.18          Performance...............................................................................30

ARTICLE VI.            TITLE AND SURVEY..........................................................................30
         6.1           Title Report and Policy...................................................................30
         6.2           Survey....................................................................................31
         6.3           UCC Searches..............................................................................31
         6.4           Defects and Cure..........................................................................31

ARTICLE  VII.          CLOSING...................................................................................32
         7.1           Closing...................................................................................32
         7.2           Termination...............................................................................32

ARTICLE VIII.          SELLERS' CONDITIONS TO CLOSE..............................................................33
         8.1           Representations and Warranties True at Closing; Compliance with
                       Agreement.................................................................................33
         8.2           Regulatory Approvals......................................................................33
         8.3           No Action/Proceeding......................................................................33
         8.4           Compliance with Article XI................................................................34
         8.5           Approval by Counsel.......................................................................34
         8.6           Order Prohibiting Transaction.............................................................34
         8.7           Completion of Exhibits....................................................................34

ARTICLE IX.            BUYER'S CONDITIONS TO CLOSE...............................................................34
         9.1           Representations and Warranties True at Closing; Compliance with
                       Agreement.................................................................................34
         9.2           No Loss, Damage or Destruction............................................................34
         9.3           No Material Adverse Change................................................................35
         9.4           Regulatory Approvals......................................................................35
         9.5           No Action/Proceeding......................................................................35
         9.6           Compliance with Articles VI and X.........................................................35
         9.7           Inspection of Assets......................................................................35
         9.8           Approval by Counsel.......................................................................35
         9.9           Order Prohibiting Transaction.............................................................35
         9.10          Satisfaction of Long-Term Liabilities.....................................................36
         9.11          Consents..................................................................................36
         9.12          Tail Insurance............................................................................36
         9.13          Due Diligence; Information................................................................36
         9.14          Title Evidence............................................................................36
         9.15          Approvals.................................................................................36
         9.16          Completion of Exhibits....................................................................36

ARTICLE X.             OBLIGATIONS OF SELLERS AT CLOSING.........................................................37
         10.1          Documents Relating to Stock...............................................................37
         10.2          Opinion of Counsel........................................................................37
         10.3          Corporate Good Standing and Corporate Resolution..........................................37

         10.4          Closing Certificate.......................................................................37
         10.5          Third Party Consents......................................................................37
         10.6          Taxes and Other Payments..................................................................38
         10.7          Releases and Other Matters................................................................38
         10.8          Notice to Third-Party Payors..............................................................38
         10.9          Tail Insurance............................................................................38
         10.10         Additionally Requested Documents; Post Closing Assistance.................................39
         10.11         Assumption Agreement......................................................................39

ARTICLE XI.            OBLIGATIONS OF BUYER AT CLOSING...........................................................39
         11.1          Purchase Price............................................................................39
         11.2          Corporate Good Standing and Certified Board Resolutions...................................39
         11.3          Opinion of Buyer's Counsel................................................................39
         11.4          Closing Certificate.......................................................................40

ARTICLE XII.           SURVIVAL OF PROVISIONS AND INDEMNIFICATION................................................40
         12.1          Survival..................................................................................40
         12.2          Indemnification by Sellers and Shareholders...............................................40
         12.3          Indemnification by Company and Buyer......................................................41
         12.4          Procedure for Indemnification.............................................................41
         12.5          Limitations on Obligations................................................................43
         12.6          Company not Liable........................................................................43
         12.7          Assignment by Buyer.......................................................................44

ARTICLE XIII.          RESTRICTIVE COVENANTS.....................................................................44
         13.1          Covenant Not to Compete...................................................................44
         13.2          Enforceability............................................................................44

ARTICLE XIV.           MISCELLANEOUS.............................................................................45
         14.1          Assignment................................................................................45
         14.2          Other Expenses............................................................................45
         14.3          Notices...................................................................................45
         14.4          Controlling Law...........................................................................46
         14.5          Headings..................................................................................46
         14.6          Benefit...................................................................................46
         14.7          Partial Invalidity........................................................................46
         14.8          Waiver....................................................................................46
         14.9          Counterparts..............................................................................47
         14.10         Interpretation............................................................................47
         14.11         Entire Agreement..........................................................................47
         14.12         Legal Fees and Costs......................................................................47
         14.13         Exclusivity...............................................................................47
         14.14         Completion of Exhibits....................................................................48

                                  EXHIBIT INDEX

Exhibit No.                Exhibit Matter
-----------                --------------

1.2(1)                     Real Property
1.2(2)                     Equipment
1.2(5)                     Cash and Cash Equivalents
1.2(9)                     Trade Name
1.3                        Excluded Assets
3.1A                       States in which Company is Qualified to do Business
3.1B                       Articles of Incorporation and Bylaws of Company
3.3A                       Ownership Interest
3.3B                       Articles of Incorporation and Bylaws of each Seller
3.3C                       Stock Ownership of Parent
3.4                        Financial Statements
3.4(1)                     Disclosed Liabilities
3.6                        Outstanding Letters of Credit
3.7                        Operations Since ______________
3.8A                       Title to Assets
3.9                        Exceptions to Zoning, Land Use and Other Laws
3.10                       Contracts and Agreements with Obligations of $25,000 or more
3.11                       Related Party Transactions
3.12                       Defaults
3.15                       Receivables
3.16                       Powers of Attorney
3.17                       Guarantees
3.18                       Permits and Licenses
3.19                       Bank Accounts
3.20                       Litigation
3.21                       Court Orders and Decrees
3.22A                      Tax Liens
3.22B                      Tax Audits
3.22C                      Copies of Company's Last Two Federal, State and Local Tax Returns
3.25A                      Medicare  and Medicaid Cost Reports
3.25B                      Audit Status of Medicare and Medicaid Cost Reports
3.25C                      Claims against Company by Third Party Payors
3.26                       Environmental Matters
3.28A                      List of Employees
3.28B                      Employee Benefits
3.28C                      Ex-Employees Eligible for COBRA
3.28D                      List of Employees Terminated within 90 Days of Closing
3.29A                      Insurance Policies
3.29B                      Insurance Claims History
3.27                       Employee Benefit Plans

3.31(1)A                   Noncompliance with Licensure Regulations
3.31(1)B                   Home Health Agency Licenses
3.31(2)                    Blue Cross Contracts
3.31(3)                    Accreditations
3.31(4)                    Medicare Contract
3.31(5)                    Medicaid Contract
3.31(6)                    CHAMPUS Contract
3.31(7)                    Fire Marshal Reports
3.31(8)                    Violations of Local Building and Zoning Laws
3.31(9)                    Most Recent Survey by Department of health
3.31(10)                   Medical Staff Bylaws
3.31(11)                   Licensure/Professional Liability Insurance Coverage of Hospital Staff
3.31(12)                   Hill-Burton Obligations
3.35                       Consents of Governmental Authorities
10.5(3)                    Estoppel and Attornment Letters
10.8                       Notice to Third-Party Payors
10.11                      Assumption Agreement
12.5                       Escrow Agreement

                                    GLOSSARY

Section                    Defined Term
-------                    ------------

2.3                        Accountants
4.4                        Act
Recital A                  Agency
Page 1                     Agreement
5.17                       Asbestos Clean-Up
1.2                        Assets
1.4                        Continuing Liabilities
Page 1                     Buyer
12.5(1)                    Cap
12.4(1)                    Claim
7.1                        Closing
7.1                        Closing Date
3.22                       Code
6.1                        Commitment
Recital A                  Company
1.4                        Continuing Liabilities
3.10                       Contracts
6.4                        Defects
3.27(1)                    ERISA
1.2(2)                     Equipment
12.5(2)                    Escrow Agreement
1.3                        Excluded Assets
1.5                        Excluded Liabilities
2.3                        Final Closing Statement
3.4                        Financial Statements
Recital A                  Hospital
12.4(1)                    Indemnitee
12.4(1)                    Indemnitor
1.2(3)                     Inventory
1.1                        Liens
2.1(2)                     Net Working Capital
13.1                       Noncompete Area
13.1                       Noncompete Period
12.4(1)                    Notice
Page 1                     Parent
Page 1                     Park
4.15(2)                    Permitted Exceptions
3.8                        Permitted Liens
2.3                        Preliminary Closing Statement

4.11(1)                    Program Agreements
4.11(1)                    Programs
2.1                        Purchase Price
1.4(2)                     PTO
12.2                       Rate
1.2(1)                     Real Property
1.2(4)                     Receivables
Recital A                  Agency
12.5(2)                    Sale Event
Page 1                     Sellers
Page 1                     Shareholders
Recital B                  Stock
6.2                        Survey
6.4                        Title Evidence
6.1                        Title Policy
6.3                        UCC Searches

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made as of ___________, 1997, by and among LARRY F. MCFALL, PHIL SANDERSON, D. L. PATTERSON, CHARLES F. DANIEL, SAM C. YEAGER, MACK R. CHOPLIN, DAVID R. CARVER and TIMOTHY L. YEAGER (collectively, the "SHAREHOLDERS"), SOUTHEASTERN HOSPITAL CORPORATION, a Tennessee corporation ("PARENT"), PARK HEALTHCARE COMPANY, a Tennessee corporation ("PARK") (Parent and Park are collectively, jointly and severally, "SELLERS"), and NEW AMERICAN HEALTHCARE CORPORATION, a Tennessee corporation ("BUYER").

                                R E C I T A L S:

         A. Park owns all of the issued and outstanding capital stock of Center Hospital, Inc., d/b/a Memorial Hospital of Center, a Tennessee corporation qualified to do business in the State of Texas (the "COMPANY"). The Company operates Memorial Hospital of Center in Center, Texas located on approximately
4.128 acres of land at 602 Hurst Street, Center, Shelby County, Texas, including a hospital comprised of [60] licensed medical/surgical beds, associated equipment and other hospital related businesses and programs, approximately
12.2505 acres of undeveloped real property, and a home health agency (the "AGENCY") (all of the above are collectively, the "HOSPITAL").

         B. Park owns all of the issued and outstanding capital stock of the Company and all rights to acquire stock of the Company (the "STOCK"). Parent owns all of the issued and outstanding capital stock of Park, and Shareholders own 100% of the issued and outstanding capital stock of Parent.

         C. Sellers desire to sell and transfer the Stock to Buyer, and Buyer desires to purchase the same from Sellers, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                          ARTICLE I. PURCHASE AND SALE

         1.1 Purchase and Sale. Sellers agree to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase from Sellers, all right, title and interest in and to the Stock. Sellers shall deliver to Buyer at Closing all stock certificates representing the Stock, duly endorsed for transfer or accompanied by duly executed stock powers. The

Stock shall be delivered free and clear of all claims, liens, pledges, mortgages, restrictions, suits, proceedings, calls, proxies, charges, options, security interests, defects in title, assessments, covenants, rights of first refusal and encumbrances of any kind (herein, "LIENS").

         1.2 Assets At Closing. Except as provided in Section 1.3, at Closing the Company shall own or lease, as specified, all assets, tangible and intangible, real and personal, associated with the operation of the Hospital (including those related to the Agency) (collectively, the "ASSETS"), free and clear of all Liens other than the Permitted Liens (as defined in Section 3.8), which Assets shall include, without limitation, the following:

                  (1) All real estate owned by the Company comprising or owned in connection with the Hospital as described in Exhibit 1.2(1) (with leasehold items noted as such); including, without limitation, all interests in real property, including leaseholds, easements and improvements thereon, plants, fixed assets, buildings, structures, fixtures (including fixed machinery and fixed equipment) situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way related thereto (collectively, the "REAL PROPERTY");

                  (2) All business, medical and other equipment, machinery, data processing hardware and software, furniture, furnishings, appliances, vehicles and other tangible personal property of every description and kind and all replacement parts therefor, wherever located, including but not limited to the items listed on Exhibit 1.2(2) (collectively, the "EQUIPMENT");

                  (3) All inventory of goods and supplies, including, but not limited to, disposables, consumables, office supplies, drugs and medical supplies (collectively, the "INVENTORY");

                  (4) All of the Company's patient accounts, notes and other receivables, including those from third party payors, Medicare and Medicaid (including all prior years and terminating cost reports), whether or not written off and whether recorded or unrecorded, including those with respect to all prior year and terminating cost reports (collectively, the "RECEIVABLES");

                  (5) All cash, bank accounts (as listed by name and address of banking institution, account name and account and routing numbers on Exhibit 1.2(5) attached hereto), money market accounts, other accounts, certificates of deposit and other investments of the Company;

                  (6) All patient, medical, personnel, clinical and other records of the Hospital and all manuals, books and records, including personnel policies and manuals, and computer software;

                  (7) All licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises, and applications therefor, and all waivers, if any, pertaining thereto;

                  (8) All plans and surveys, including "as-built" plans, all plats, specifications, engineers' drawings, and architectural renderings and similar items relating to the Hospital, including, without limitation, those relating to utilities, easements and roads;

                  (9) All goodwill and other intangible assets including, but not limited to, all rights to use the name "Memorial Hospital of Center," the other trade names listed on Exhibit 1.2(9) and derivatives thereof;

                  (10) The Company's rights and interests under the Contracts (as defined in Section 3.10), to the extent included, identified as a "Continuing Liability" in Exhibit 3.10;

                  (11) All assets reflected on the Financial Statements, as defined in Section 4.4(1), and additions thereto through the Closing (as defined in Section 7.1) less deletions therefrom sold or consumed in the ordinary course of business;

                  (12) All insurance proceeds arising in connection with damage to the Assets prior to Closing, to the extent not expended for the repair and restoration of the Assets;

                  (13) The Company's membership interest in Health Center Preferred, the Hospital's managed care contracting entity and any other entities listed on Exhibit 3.3A; and

                  (14) All other property, other than Excluded Assets, of every kind, character or description owned by the Company and used or held for use in the business of the Hospital, whether or not reflected on the Financial Statements, wherever located.

         1.3 Excluded Assets. Prior to conveyance of the Stock, Company shall transfer to Sellers those items listed on Exhibit 1.3 (collectively, the "EXCLUDED ASSETS"). All tangible Excluded Assets shall be removed from the Assets, without damage or defacement to the Assets, by Sellers prior to Closing.

         1.4 Continuing Contracts, Leases and Liabilities. At Closing, Company will retain and continue to pay or perform, as the case may be, only the following (collectively, the "CONTINUING LIABILITIES"):

                  (1) All obligations accruing after Closing with respect to those contracts, purchase orders and leases identified as Continuing Liabilities on Exhibit 3.10;

                  (2) All accrued compensation, vacation time, compensatory time/paid time off ("PTO"), holiday time and build up of sick leave, together with all related taxes and tax withholding payable or held with respect thereto, for the Company's employees who remain employees of the Company after Closing, which was accrued or accumulated prior to Closing; provided, however, that the Company shall retain the obligation to pay or remit such compensation and other amounts, including such accrued compensation, vacation time, PTO, holiday time and build up of sick leave together with all related taxes only to the extent that the same is included in the calculation of Net Working Capital or Buyer has received a credit therefor under Section 2.1(4); and

                  (3) All amounts payable under the Medicare, Medicaid, CHAMPUS and Blue Cross/Blue Shield of Texas reimbursement programs applicable to cost reports filed for services rendered prior to the Closing as properly recorded on the Company's Financial Statements.

         1.5 Excluded Liabilities. Immediately prior to conveyance of the Stock, Sellers shall satisfy and release or Company shall transfer to Sellers and Sellers shall assume responsibility from and after Closing for the following (collectively, the "EXCLUDED LIABILITIES"):

                  (1) All obligations pursuant to or related to (i) the Promissory Note dated June 27, 1995, in the original principal amount of $2,000,000 payable by the Company to AmSouth Bank of Alabama or (ii) the Real Estate Lien Note dated October 24, 1994, in the original amount of $170,000 payable by the Company to Lloyd Gillespie;

                  (2) All liabilities and obligations with respect to those leases, contracts and purchase orders identified as Excluded Liabilities on
Exhibit 3.10;

                  (3) Any intercompany payables; and

                  (4) All liabilities, indebtedness, commitments, taxes, assessments, claims, obligations and responsibilities of any kind whatsoever of the Company (and any predecessor operator of the Hospital) arising from its operations prior to Closing, including, but not limited to, malpractice claims or suits and scheduled or unscheduled liabilities of any kind whatsoever, except as expressly included in the Continuing Liabilities.

         1.6 Additional Real Estate. Sellers, Shareholders and Buyer acknowledge and agree that it is their intent that all real estate used in or related to the operation of the Hospital that is owned or leased by the Company or an Affiliate, shall be retained by the Company. To the extent any tract or parcel of real estate (or buildings, improvements and fixtures and any rights, easements or appurtenances thereon) identified on
Exhibit 1.2(1) (or which should have been identified on such Exhibit) is (1) misidentified, incorrectly described, or incorrectly identified as being owned by a particular entity, or (2) any such real estate which should have been included on Exhibit 1.2(1) is inadvertently not included on Exhibit 1.2(1) and such errors are discovered subsequent to execution of this Agreement, the parties agree that Exhibit 1.2(1) shall be amended by mutual agreement prior to Closing to correct such errors and such amended Exhibit shall then be deemed to be controlling as of the Closing. In the event that any such errors are discovered subsequent to the Closing, to the extent necessary to effect the intent of this Agreement, the parties agree that Exhibit 1.2 (1) shall be amended by a post-Closing addendum to this Agreement to correct such errors and such amended Exhibit 1.2(1) shall be deemed to be controlling and the Sellers shall execute and deliver or cause to be executed and delivered, deeds, instruments of correction, or such other instruments or documents, and to take or cause to be taken, such other steps as may be necessary to correctly vest title to any such real estate in or to the Company in accordance with the terms of this Agreement.

         1.7 Delivery of Stock. Sellers shall deliver to Buyer at Closing all stock certificates representing the Stock, duly endorsed for transfer or accompanied by duly executed stock powers. The Stock will be conveyed to Buyer fully paid and nonassessable with good and valid title, free and clear of all Liens, including all amounts due and payable for federal, state and local transfer taxes.

                           ARTICLE II. PURCHASE PRICE

         2.1 Purchase Price. Subject to the terms and conditions hereof, the purchase price (the "PURCHASE PRICE") will be payable by Buyer to Sellers for the Stock as provided in Section 7.1 hereof and shall be an amount derived in the following manner:

                  (1) Eleven Million Dollars ($11,000,000.00);

                  (2) PLUS the amount by which Net Working Capital at Closing exceeds $1,635,760.00 MINUS the amount by which $1,635,760.00 exceeds Net Working Capital at Closing. The term "NET WORKING CAPITAL" shall mean the following assets and liability accounts, as those terms are used in the Financial Statements, all recorded and valued according to generally accepted accounting principles, consistently applied: cash, net accounts receivable, inventory and prepaid expenses and other current assets, less accounts payable, accrued liabilities, short-term and long-term portions of leases payable and other current liabilities;

                  (3) PLUS or MINUS, as appropriate, for the proration of property taxes, utilities, rentals and payments under assumed contracts (as more clearly detailed in Section 2.2), except to the extent already included in the calculation of Net Working Capital;

                  (4) MINUS a negotiated amount for sick pay amounts which will be agreed upon prior to Closing.

         2.2 Taxes and Assessments; Prorations; Adjustments. To the extent not included as a reduction of Net Working Capital, Sellers shall pay or credit on the Purchase Price the amount of all delinquent real estate and personal property taxes, including penalties and interest, and all special assessments that are a lien as of the day of Closing, both current and reassessed and whether due or to become due.

         2.3 Closing Statements. The adjustments specified in Sections 2.1 and
2.2 shall be estimated by the parties hereto in good faith at the Closing based on the most current interim financial statements with provisional adjustments as shall be mutually agreed upon and shall be called the "PRELIMINARY CLOSING STATEMENT". No later than one hundred twenty (120) days after the Closing, the parties hereto shall prepare the "FINAL CLOSING STATEMENT" reflecting the items listed above determined in accordance with generally accepted accounting principles on an accrual basis applied consistently with prior periods. Adjustments made after the Closing based on the Final Closing Statement shall be payable in immediately available funds, on or before the tenth day following the day the Final Closing Statement is agreed upon. If Buyer and Sellers are unable to agree upon said Final Closing Statement within one hundred twenty (120) days after Closing, then they shall submit their dispute to KPMG Peat Marwick (the "ACCOUNTANTS"), and the Accountants shall make such determination which determination shall be final and binding on the parties hereto for the purpose of this Agreement, and Buyer and Shareholders shall each pay one-half the cost of the Accountants.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES
                           OF SELLERS AND SHAREHOLDERS

         To induce Buyer to enter into this Agreement and consummate the transactions contemplated hereunder, Sellers and Shareholders hereby represent and warrant to Buyer, which representations and warranties shall be true and correct on the date hereof, and at Closing, as follows:

         3.1 Organization, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority and all material authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement. The Company is duly qualified to do business and is in good standing in Texas The Company is qualified to do business in the states and foreign countries listed in Exhibit 3.1A. No jurisdiction where the Company is not presently qualified as a foreign corporation has made any written assertion that the Company's business or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. A copy of the Company's Articles of Incorporation and all amendments thereto as of the date hereof and a copy of the Company's by-laws, as amended to the date hereof (both certified by the Secretary of the Company), are included as Exhibit 3.1B and are true, accurate and complete as of the date hereof. The Company is not in default under or in violation of any provision of its Articles of Incorporation or bylaws.

         3.2 Capitalization of the Company. The authorized capital stock of the Company consists of 2,000 shares of no par value voting common stock, of which as of the date hereof, 1,600 shares have been duly authorized by all necessary corporate action on the part of the Company, are validly issued and outstanding, fully paid and non-assessable and all of which are owned beneficially and of record by Park. No assessments have been made with respect to such stock which have not been fully satisfied. There are no other authorized or outstanding or authorized equity securities of the Company of any class, kind or character, and there are no outstanding rights, contracts, rights to subscribe, conversion rights, exchange rights, warrants, options, calls, puts or other agreements or commitments of any character relating to the capital stock of the Company or any securities convertible or exchangeable or exercisable for any shares of stock of any class of capital stock of the Company. The Stock is subject to no pledge or other Lien. Immediately after the Closing, Buyer will own 100% of the issued and outstanding capital stock of the Company, free and clear of any Liens. No shares of the capital stock of the Company are reserved for any purpose; there are no preemptive or similar rights with respect to the issuance, sale or other transfer (whether present, past or future) of the capital stock of the Company and there are no agreements or other obligations (contingent or otherwise) which may require the Company to issue, repurchase or otherwise acquire any shares of its capital stock or any other securities. There are no outstanding or authorized stock appreciation/phantom stock or similar rights with respect to the Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting stock of the Company.

         3.3 Subsidiaries and Affiliates; Organization of Sellers. Except as disclosed on Exhibit 3.3A, at the Closing, the Company will have no direct or indirect ownership interest in, by way of stock ownership or otherwise, any corporation, association or business enterprise. Each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, each has full corporate power to own, lease and operate its properties and assets and to carry on its business as and where it is now currently conducted, is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it make such qualification necessary except for any jurisdiction wherein the failure to be so qualified will not have a material adverse effect on such entity's financial condition. Copies of the Articles of Incorporation and by-laws of each Seller are included as Exhibit 3.3B and are true, accurate and complete as of the date hereof. The Shareholders and those individuals listed on Exhibit 3.3C own beneficially and of record all shares of capital stock of Parent, and Parent owns beneficially and of record all shares of capital stock of Park.

         3.4 Financial Statements. Exhibit 3.4 consists of the Company's audited financial statements, including balance sheets and statements of operations for the fiscal years ended April 30, 1993, 1994, 1995 and 1996, and the unaudited ten (10) month interim period ending February 28, 1997 (herein collectively called "FINANCIAL STATEMENTS"). The Financial Statements present fairly in all material respects the financial condition of the Company as at the respective dates thereof and the results of their operations for the periods ended at the respective dates thereof, in each case prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and with prior periods.

         3.5 Absence of Undisclosed Liabilities. Except for (i) liabilities disclosed in Exhibit 3.5, (ii) liabilities reflected or reserved against in the Financial Statements, or (iii) commitments and obligations incurred in the ordinary course of business accruing after February 28, 1997, the Company had, or will have at Closing, no material liabilities, claims or obligations.

         3.6 Letters of Credit. Except as disclosed in Exhibit 3.6 hereto, there are no outstanding letters of credit issued at the request of the Company to any suppliers or obligees of the Company with respect to the operations of the Company or its subsidiaries.

         3.7 Absence of Certain Recent Changes. Except as expressly provided in this Agreement or as set forth on Exhibit 3.7 in numerical order corresponding to the following subsections since the date of the most recent Financial Statements, and through the Closing Date, the Company has not and will not have:

                  (1) except in the usual and ordinary course of its businesses, consistent with past practice, and in an amount which is usual and normal, both individually and in the aggregate or as otherwise contemplated by this Agreement, incurred, any material indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of its assets;

                  (2) suffered any damage, destruction or loss, whether or not covered by insurance, in excess of $25,000;

                  (3) suffered the resignation or other termination of its hospital administrator, or the loss of or other termination of a business relationship with any material customers or suppliers of the Company's business;

                  (4) increased the regular rate of compensation payable by it to any employee or any physician other than normal merit and cost of living increases granted in the ordinary course of business; or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in effect for the benefit of any of its employees, and no such increase is required except for increases made in the ordinary course of business to persons currently receiving a salary of less than $50,000 per year, which increases, in the aggregate, do not exceed $50,000 per annum;

                  (5) established or agreed to establish, amended or terminated any pension, retirement or welfare plan or arrangement for the benefit of its employees not theretofore in effect;

                  (6) suffered any material adverse change in their financial condition, assets, liabilities, operations, or business;

                  (7) had any change in its capitalization, including, without limitation, the issuance by the Company of any shares of stock of any class, any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments or rights affecting or relating in any manner whatsoever to any equitable interests in the Company;

                  (8) declared or paid any dividend or other distribution on any class of its capital stock or purchased or redeemed any of its capital stock;

                  (9) made any direct or indirect purchase, redemption or other acquisition or made any commitment, plan or agreement to purchase, redeem or otherwise acquire any shares of its capital stock or other equitable interests;

                  (10) experienced any material labor organizational efforts, strikes or complaints other than grievance procedures in the ordinary course of business or entered into any collective bargaining agreements with any union;

                  (11) made any single capital expenditure which exceeded $10,000 or made aggregate capital expenditures which exceeded $25,000;

                  (12) except with respect to Liens arising by operation of law or conditional sales or similar security interest granted in connection with the purchase of equipment or supplies, permitted or allowed any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any additional Lien of any kind;

                  (13) written down the value of any of its assets, or written off as uncollectible any Receivables, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which are material to the Company, or revalued any of its assets;

                  (14) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the usual and ordinary course of business;

                  (15) suffered any extraordinary losses, canceled any material debts, or waived any claims or rights of substantial value, whether or not in the usual and ordinary course of business;

                  (16) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any of the officers or directors of the Company, or of any "affiliate" or "associate" of any of its officers or directors (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended), except for reimbursement of ordinary and reasonable business expenses related to the business of the Company;

                  (17) amended, terminated or otherwise altered (whether by action or inaction) any contract, agreement or license of significant value to which the Company is a party, except in the ordinary course of business;

                  (18) entered into a material transaction other than in the ordinary course of business, or made any change in any method of accounting or accounting practice;

                  (19) canceled, or failed to continue, insurance coverages; or

                  (20) agreed to take any action described in this Section 3.7.

         3.8 Title to Assets. Except as disclosed in Exhibit 3.8A, or disclosed elsewhere in this Agreement, the Company has or will have at Closing, good and marketable title to its property and assets, as reflected in the Financial Statements or acquired by the Company subsequent to the date of the most recent Financial Statements, subject to no Lien, except the following (collectively the "PERMITTED LIENS"):

                  (1) property and assets sold or otherwise disposed of subsequent to such date in the ordinary course of business or as otherwise contemplated by this Agreement,

                  (2) liens in respect of unpaid taxes and interest and penalties thereon as reflected in the Financial Statements not yet due and payable or being contested in good faith by appropriate proceedings,

                  (3) liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security and public liability laws and other similar legislation,

                  (4) liens imposed by law, such as carriers', warehousemen's or mechanics' liens incurred in good faith in the ordinary course of business,

                  (5) liens set forth in the Financial Statements as securing specified debts or otherwise described in Exhibit 3.8A,

                  (6)      any Lien approved in writing by Buyer,  and

                  (7) such imperfections of title and other encumbrances, if any, which do not in the aggregate materially detract from the value or interfere with the use of their properties or otherwise materially impair their business operations.

None of the encumbrances set forth in Exhibit 3.8A currently impairs or materially interferes with the use or value of their assets. All of the Real Property which is owned or leased by the Company is described in Exhibit 3.8A. None of the Assets consisting of owned Real Property are subject to mortgage or other encumbrance or charge other than those encumbrances described in Exhibit 3.8A. The owned personal property is subject to no Liens except the security interests of record set forth on Exhibit 3.8B, which Exhibit is a copy of a Uniform Commercial Code search as of a recent date duly obtained by the Company and which search reports security interests of record relating to such assets in every place where such security interests are legally required to be filed and includes copies of all such financing statements.

         3.9 Real Property. Except as disclosed on Exhibit 3.9:

                  (1) The Company enjoys peaceful and undisturbed possession of its Real Property as described in Exhibit 1.2(1). The use of the Real Property by the Company does not currently, violate any existing zoning, building or use statutes, rules, ordinances or regulations of any federal, state, county or local entity, authority or agency the violation of which would have a material adverse effect on its respective assets or the business of such entity as it is presently conducted. Neither the Company nor Sellers has received any written notice of any violation of any law, zoning ordinance or regulation affecting the Real Property and neither has received any written notice of nor has any actual knowledge of or information as to any existing or condemnation or other legal action of any kind involving the Real Property which may materially and adversely affect the value of its respective Real Property. The use of the Real Property, and the activities conducted thereon and are in substantial compliance with all material applicable laws, rules, regulations, permits and licenses.

                  (2) There are no contracts, leases or agreements in effect with respect to the Real Property of any kind or nature whatsoever, whether or not of record not otherwise disclosed in this Agreement.

                  (3) Sellers do not know of any building, use or deed restrictions relating to the Real Property that are not of public record or of any latent structural defects in any buildings or improvements located on the Real Property.

                  (4) There are no unrecorded easements relating to the Real Property known to Sellers, or special assessments or proposed special assessments of which written notice has been given relating to the Real Property, and no federal, state or local taxing authority has asserted any tax deficiency, lien or assessment against the Real Property which has not been paid.

                  (5) There are no outstanding accounts payable or mechanics' liens or rights to claim a mechanic's lien in favor of any contractor, materialman, laborer or any other Person in connection with any portion of the Real Property which are past due or are not otherwise being contested in good faith by appropriate proceeding.

                  (6) The Company has rights of ingress and egress from the Real Property which are adequate for the purposes for which the Real Property currently is used. All service utilities, including gas, water, electricity, telephone and sewer, are presently available and serving the Real Property in an adequate manner for its current use.

         3.10 Contracts. Exhibit 3.10 is a list of each contract, lease, agreement and other instrument to which the Company is a party or is bound which involves an unperformed commitment or obligation (contingent or otherwise) of more than $25,000 in the aggregate (herein, the "CONTRACTS"). Exhibit 3.10 also indicates whether each Contract is an Excluded Liability. All Contracts not designated as Excluded Liabilities shall be considered Continuing Liabilities. Except as noted in such Exhibit, all such Contracts are in full force and effect, there has been no cancellation or written notice of any threatened cancellation thereof, there are no outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business and except as noted in Exhibit 3.10, will continue to be binding in accordance with their terms after consummation of the transactions contemplated hereby. Except as noted in Exhibit 3.10, there are no employment agreements or other agreements to which the Company is a party or by which the Company is bound that contain any severance or termination pay liabilities or obligations.

         Except as described in Exhibit 3.10 or the other Exhibits hereto (and except for purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), the Company is not, as of the date of this Agreement, a party to or bound by any:

                  (1) material agreement or contract not made in the ordinary course of business;

                  (2) employee collective bargaining agreement or other contract with any labor union;

                  (3) covenant not to compete (other than pursuant to any lease, reciprocal easement agreement, development agreement, operating agreement or construction, operating and reciprocal easement agreement, including any radius restriction contained therein);

                  (4) lease or similar agreement under which the Company is a lessor or sublessor of any material real property owned or leased by the Company;

                  (5) (i) lease or similar agreement under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) the Company is a lessor or sublessor of any tangible personal property owned by the Company, (ii) continuing contract for the future purchase of materials, supplies or equipment, or (iii) management, service, consulting or other similar type of contract, in any such case which has a future liability in excess of $25,000, and which is not terminable by the Company for a cost of less than $10,000;

                  (6) license or other agreement relating in whole or in part to, trademarks (including, but not limited to, any license or other agreement under which the Company has the right to use any of the same owned or held by a third party);

                  (7) agreement or contract under which the Company has borrowed or lent any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others for an amount in excess of $10,000 (other than (i) endorsements for the purpose of collection in the ordinary course of business,
(ii) agreements or contracts between the Company and Sellers, and (iii) advances to employees of the Company in the ordinary course of business);

                  (8) mortgage, pledge, security agreement, deed of trust or other document granting a lien (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices but excluding operating leases) other than Permitted Liens;

                  (9) other agreement, contract, lease, license, commitment or instrument to which the Company is a party or by or to which the Company or any of its assets or businesses are bound or subject which has an aggregate future liability in excess of $10,000 and is not terminable by the Company for a cost of less than $10,000; or

                  (10) any agreement, contract, understanding or business venture with any physician, other provider or any other person which knowingly violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S. Department of Health and Human Services.

         3.11 Absence of Related Party Transactions. Prior to the Closing, any contracts or other financial interest which may exist between either Sellers and the Company or between the Company and any officer, director or affiliate of the Company shall have been terminated, except as set forth in Exhibit 3.11.

         3.12 Defaults. Except as disclosed in Exhibit 3.12 or otherwise in this Agreement, the Company is not in material default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default by the Company under, any of its outstanding indentures, mortgages, contracts, instruments or agreements to which the Company is a party or by which the Company may be bound or under any provision of the Articles of Incorporation or by-laws of the Company. Except as disclosed in Exhibit 3.12, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) violate any provision of, or result in the breach of, or constitute a material default under, any law the violation of which would result in a significant liability to the Company, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; (ii) constitute a violation of or a material default under, or a conflict with, any term or provision of the Articles of Incorporation or by-laws of the Company; (iii) violate any contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which the Company is a party or it or its assets is bound; or (iv) give any party thereunder grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of the Company to be accelerated, or increase any such liability or obligation.

         3.13 Inventory. Substantially all Inventory, as reflected in the Financial Statements or otherwise (and not disposed of in the ordinary course), consists of a quality and quantity generally usable and saleable in the ordinary course of business and is carried on the balance sheet included in the Financial Statements at the lower of cost or market, except for items of obsolete materials, substantially all of which have been written down in the balance sheet included in the Financial Statements to realizable market value or for which adequate reserves have been provided in the balance sheet included in the Financial Statements. The only transactions related thereto since the date of the most recent Financial Statements, have been additions or sales in the ordinary course of business.

         3.14 Equipment. Substantially all material items of Equipment reflected in the Financial Statements, are in good operating condition, except for reasonable wear and tear and except for items which have been written down in the Financial Statements to a realizable market value or for which adequate reserves have been provided in the Financial Statements. The only transactions related thereto since the date of the most recent Financial Statements, have been additions thereto or dispositions thereof in the ordinary course of business.

         3.15 Receivables. Except as set forth in Exhibit 3.15, all Receivables shown on the Financial Statements and all those arising since the date of the most recent Financial Statements, have arisen in the ordinary course of business.

         3.16 Powers of Attorney. Exhibit 3.16 lists and contains a copy of any outstanding powers of attorney related to the Company.

         3.17 Guarantees. Exhibit 3.17 is a list of all material guarantees and matters of suretyship of the Company. Except as noted in Exhibit 3.17, all guarantees by the Company of obligations of entities, whether or not related parties, will be satisfied or released prior to Closing.

         3.18 Permits and Licenses. Included as Exhibit 3.18 is a schedule of permits and licenses, listing and briefly describing each permit, license or similar authorization from each governmental authority issued with respect to the operation or ownership of properties by the Company, together with the designation of the respective expiration dates of each, and also listing each association or governmental authority by which the Company is accredited or otherwise recognized. The Company is not required to obtain any additional permits, licenses or similar authorizations (including, without limitation, any additional certificates of need) from any governmental authority for the proper conduct of its business as currently conducted or to become a member of or accredited by any association or governmental authority. Except as set forth in
Exhibit 3.18, all of such permits, licenses and authorizations will continue to be valid and in full force and effect in accordance with their respective terms after the consummation of the transactions contemplated hereby.

         3.19 Bank Accounts. Exhibit 3.19 is a true and complete list as of the date hereof of all banking institutions in which the Company has accounts, lines of credit, letters of credit, or safety deposit boxes, plus the account numbers thereof and the names of the persons authorized to have access thereto.

         3.20 Litigation. Except as set forth in Exhibit 3.20: (i) there is no litigation, arbitration, governmental claim, investigation or proceeding pending or threatened in writing against the Company at law or in equity, before any court, arbitral tribunal or governmental agency; (ii) there are no facts known to Sellers on which material claims may be hereafter made against the Company which are not covered by insurance assuming the same insurance programs presently in effect are maintained after the Closing; and (iii) all currently pending claims and litigations against the Company are fully covered by insurance subject to applicable deductibles.

         3.21 Court Orders, Decrees and Laws. There is not outstanding or threatened in writing any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Company or any of its assets which would significantly interfere with its ability to conduct its businesses as presently conducted. The Company is in substantial compliance with all applicable federal, state and local laws, regulations and administrative orders which are material to the business of the Company, and the Company has received no written notices of alleged violations thereof except as disclosed herein. Except as set forth in
Exhibit 3.21, to the best of Sellers' knowledge, no governmental authorities are presently conducting proceedings against the Company and no such investigation or proceeding is pending or been threatened in writing.

         3.22 Taxes. All federal, state and other tax returns of the Company required by law to be filed have been filed, and the Company has paid or accrued on the balance sheets included in the Financial Statements (including taxes on properties, income, franchises, licenses, sales and payrolls) which are shown to be due on or have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which the Company has set aside on its books adequate reserves. All such tax returns have been prepared in compliance with all applicable laws and regulations. The amounts set up as provisions for taxes (including provision for deferred income taxes) on the Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Closing Date. Except as otherwise disclosed in this Agreement or disclosed in Exhibit 3.22A or elsewhere in this Agreement, there are no tax liens on any of the property of the Company, except those with respect to taxes not yet due and payable and except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which the Company has set aside on its books adequate reserves. Except as otherwise disclosed in this Agreement or disclosed in Exhibit 3.22B, there are no pending tax examinations of which Sellers have knowledge, nor has the Company received a revenue agent's report asserting a tax deficiency. Sellers have no knowledge of any basis for any taxing authority to claim or assess any amount of additional taxes against the Company. No written claim has ever been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxes assessed by such jurisdiction. The Federal income tax liability of the consolidated company of which the Company is a part has been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and satisfied for all fiscal years prior to and including the fiscal year ended April 30, 1994. The Company has never filed a consent under ss. 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), relating to collapsible corporations.

         Copies of the Company's last two state and local income tax returns are included as Exhibit 3.22C. No waivers of any statute of limitations relating to the payment of taxes have been given by the Company and no waivers therefor have been requested by the Internal Revenue Service from the Company. No extensions have been obtained to file any tax return which has not heretofore been filed. The Company has withheld from each payment made to employees of the Company the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and have paid or will pay the same to, or have deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities. The Company will not be required as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date to include any adjustment in taxable income for any taxable period (or portion thereof) beginning after the Closing Date. The Company has not been a member of an affiliated group (as defined in ss.1504(a) of the Code) other than one of which Parent or Park was the common parent. The Company is not a party to or bound by any tax sharing agreement and does not have any current or potential contractual obligation to indemnify any other person with respect to taxes. The Company is not and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments that will be non-deductible under ss.280G of the Code. Prior to the Closing, the Company shall deliver to Buyer a certification pursuant to Treasury Regulation ss.1.897-2 to the effect that the Company is not a "United States real property holding corporation" as defined in ss.897 of the Code.

         3.23 Immigration Act. There are no violations or potential violations of the Immigration Act by the Company. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor, to Sellers' knowledge, has any action or administrative proceeding been initiated or threatened against the Company by reason of any actual or alleged failure to comply with the Immigration Act.

         3.24 Program Compliance. To the best of Seller's knowledge, the Company is not a party to any agreement or contract which violates the Medicare/Medicaid Fraud and Abuse amendments (42 USC 1320a-7b(b)) or any regulations thereunder adopted by the U.S. Department of Health and Human Services as currently in force and interpreted.

         3.25 Reimbursement Matters. Copies of all Medicare and Medicaid Cost Reports filed by the Company either not audited by the fiscal intermediary or audited and not formally settled are included as Exhibit 3.25A. A schedule setting forth the audit status of such Medicare Cost Reports is set forth in
Exhibit 3.25B. The amounts set up as provisions for Medicare and Medicaid adjustments and adjustments by any other third-party payors on the Financial Statements are sufficient to pay any amounts for which the Company or any of its subsidiaries may be liable. Sellers do not know of any basis for any claims against the Company by any third-party payors other than routine Medicare and Medicaid audit adjustments except as identified in Exhibit 3.25C or identified in the Financial Statements or otherwise disclosed herein.

         3.26 Environmental Matters. Except as disclosed on (i) the Asbestos/Lead Inspection Report prepared by Esesis dated May 9, 1995 and (ii) a Phase I Environmental Report by TRA Environmental Consulting dated October 1994 or (iii) Exhibit 3.26:

                  (1) All material federal, state and local permits, licenses and authorizations required for the current use and operation of the Real Property have been obtained and are presently in effect.

                  (2) None of the Real Property has been used by the Company (and to the actual knowledge of Sellers, by any other person or entity at any time) to handle, treat, store or dispose of any hazardous or toxic waste or substance, nor is any of the Real Property, including all soils, groundwaters and surface waters located on, in or under the Real Property, known to be contaminated with pollutants or other substances which contamination may give rise to a clean-up obligation under any federal, state or local law, rule, regulation or ordinance, including, but not limited to, the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 et seq, and the common law.

                  (3) To the best knowledge of Sellers, all underground tanks located in, on or under any Real Property are in a state of good condition; have not leaked; nor are presently leaking any of the contents which they have held or presently hold.

                  (4) There are no outstanding violations or any consent decrees entered against the Company regarding environmental and land use matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes, or noise as those laws are in force and applied and interpreted by courts and regulatory authorities at the time of or prior to the Closing Date.

                  (5) There are no violations threatened in writing with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license or authorization, and there are no present discussions by the Company with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations as those laws are in force and applied and interpreted by courts and regulatory authorities as the time of or prior to the Closing Date.

                  (6) All operations conducted by the Company on the Real Property have been and are in substantial compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control as those laws are in force and applied and interpreted by courts and regulatory authorities at the time of or prior to the Closing Date.

         3.27 ERISA.

                  (1) Except as listed in Exhibit 3.27, the Company does not maintain any "employee benefit plans", as such term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan or similar arrangement, written or otherwise, which provides any type of welfare benefit any of their directors, employees, or former employees. Neither Sellers nor the Company maintains an "employee pension benefit plan" as defined under ERISA.

                  (2) With respect to all of the plans listed in Exhibit 3.27, the Company has delivered to Buyer true and exact copies of (i) all plan documents embodying the provisions of such plans, together with all amendments thereto, (ii) all summary plan descriptions and summaries of material modifications pertaining thereto, (iii) copies of the most recent Internal Revenue Service determination letters, if any, relating to such plans, (iv) copies of the last three (3) years' Annual Report (Form 5500 series), as filed with respect to such plans with the Internal Revenue Service, together with all Schedules and attachments thereto, including, without limitation, copies of the plan audits and/or actuarial valuations, (v) copies of all contract administration agreements between Sellers or the Company and third party administrators, (vi) copies of all participant-related forms currently in use in connection with such plans including, without limitation, salary reduction agreements and beneficiary designations and (vii) participant-specific claims history for any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA that has been in existence during any part of the last three years.

                  (3) No "prohibited transaction", as such term is defined under
Section 4975(c) of the Code or under Section 406 of ERISA, and the respective regulations thereunder, has occurred or is occurring with respect to any "employee benefit plan" maintained by the Company or with respect to any trustee or administrator thereof.

         3.28 Employee Matters. Included as Exhibit 3.28A is a list of all employees of the Company (or employees of Sellers based at the Hospital, if any) whose total annual compensation (including bonuses) in the last 12 months was in excess of $50,000, together with their annual rates of compensation and a list of all people who were paid bonuses in the last twelve months plus the amount thereof. No written employment agreement to which Sellers or the Company is a party requires longer than a four-week notice before termination or agreement to lend to or guarantee any loan to an employee or an agreement relating to a bonus, severance pay or similar plan, agreement, arrangement or understanding.
Exhibit 3.28B is a list of employee benefits of Sellers and the Company. Exhibit 3.28C sets forth all ex-employees of Company utilizing or eligible to use continuation coverage (health insurance). Exhibit 3.28D sets forth a complete list of all of Company's full and part time employees who have been terminated within ninety (90) days before Closing.

         3.29 Insurance; Malpractice. Exhibit 3.29A is a list of all policies of fire, general liability, professional liability, product liability, environmental impairment liability, worker's compensation, health and other forms of insurance policies or binders currently in force insuring against risks of the Company. All insurance policies or binders of the Company are valid, outstanding and enforceable and will continue to be valid, binding and enforceable following the consummation of the transactions contemplated by this Agreement assuming all premiums which become due after the Closing Date are paid in full when due. Exhibit 3.29B contains a description of the past malpractice liability insurance coverage and claims history of the Company since January 1992.

         3.30 Labor Matters. There are no collective bargaining agreements with any labor union to which Sellers or the Company is a party or by which Sellers or the Company is bound, and they are not currently negotiating with a labor union. No employees of Sellers or the Company have ever petitioned for a representation election. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no known unfair labor practice complaint against Sellers or the Company currently pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to Sellers' knowledge, threatened against or affecting Sellers or the Company. No employee grievance which might have a material adverse effect on Sellers or the Company or the conduct of their businesses nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no written claim therefor exists. The Company has not experienced any employee strikes during the last three years. Sellers will advise Buyer of any material labor dispute, petition for representative election or negotiations with any labor union which shall arise before the Closing Date. Except as may be required by ss.4980B of the Code or applicable state health care continuation coverage statutes, the Company has no liability under any plan or arrangement which provides welfare benefits, including medical and life insurance, to any current or future retiree or terminated employee.

         3.31 Certain Representations With Respect to the Hospital and the
Agency.

                  (1) The Hospital is licensed by the Texas Department of Health as a general acute care hospital authorized to operate 60 beds in its existing facilities located in Center, Texas. The Agency is licensed by the Texas Department of Health as a home health agency. Except as set forth in Exhibit 3.31(1)A, the Hospital and the Agency are presently in compliance with all the terms, conditions and provisions of such license. Exhibit 3.31(1)B is a copy of such licenses.

                  (2) The Hospital and the Agency, as applicable, each has current contractual arrangements with Blue Cross. Copies of its existing Blue Cross contracts are included as Exhibit 3.31(2); and the Hospital and the Agency, as applicable, each is presently in compliance with all of the material terms, conditions and provisions of its Blue Cross contract.

                  (3) The Hospitals is duly accredited as a general hospital by the Joint Commission on Healthcare Organizations of the American Medical and American Hospital Associations and included as Exhibit 3.31(3) are copies of the most recent Certificates of Accreditation. Exhibit 3.31(3) also includes a copy of any other accreditations currently held by the Hospital.

                  (4) The Hospital and the Agency, as applicable, each is qualified for participation in the Federal Medicare Program. A copy of the Hospital's and the Agency's, as applicable, existing Medicare contract is included as Exhibit 3.31(4). The Hospital and the Agency, as applicable, each is presently in compliance with all of the material terms, conditions and provisions of such contract pertaining to it.

                  (5) The Hospital and the Agency, as applicable, each is qualified for participation in the Medicaid program in the State(s) of Texas. A copy of the Hospital's and the Agency's, as applicable, existing Medicaid contract is included as Exhibit 3.31(5). The Hospital and the Agency, as applicable, each is presently in compliance with all the material terms, conditions and provisions of such contract pertaining to it except as otherwise disclosed in this Agreement.

                  (6) The Hospital is qualified for participation in the CHAMPUS program. A copy of the Hospital's existing CHAMPUS contract is included as
Exhibit 3.31(6). The Hospital is presently in compliance with all the material terms, conditions and provisions of such contract pertaining to it except as otherwise disclosed in this Agreement.

                  (7) Included as Exhibit 3.31(7) is a copy of the fire marshal reports with respect to the Hospital after January 1, 1992. Sellers have no knowledge of any fire code violations at the Hospital.

                  (8) Except as set forth in Exhibits 3.31(8) and 3.31(9), the Company has received no written notification that the Hospital is in violation of local building codes, ordinances or zoning laws pertaining to it. The buildings in which the Hospital is located comply with all local building codes, ordinances and zoning codes.

                  (9) Included as Exhibit 3.31(9) is a copy of the most recent survey of the Texas Department of Health for each of the Hospital and the Agency, as applicable.

                  (10) Included as Exhibit 3.31(10) are the bylaws of the medical staff of the Hospital.

                  (11) Included as Exhibit 3.31(11) is a schedule of the current status of the Hospital's medical staff, showing state licensure, DEA licensure and professional liability insurance coverage, which schedule includes expiration dates, of each physician.

                  (12) Included as Exhibit 3.31(12) is a description of all previous Hill-Burton obligations of the Hospital, and any obligations under similar governmental programs. As of the date hereof, no such obligations are outstanding.

         3.32 Books of Account; Reports. The books of account of the Company in reasonable detail, accurately and fairly reflect its transactions and the disposition of its assets. The Company has filed all reports and returns required by any law or regulation to be filed by it other than those, the failure to file will not have a material adverse effect on the business of the Company or its subsidiaries.

         3.33 Finders and Brokers. Seller shall be fully responsible for any finders or brokers engaged by Seller, Shareholders, the Company or any officer or director of Sellers, Shareholders or the Company in connection with the transactions described herein.

         3.34 Authority; Binding Effect. Sellers and Shareholders have the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated hereby, and to take all actions necessary, in their respective capacities, to approve the actions of Sellers and Shareholders taken in connection with this Agreement. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Sellers and Shareholders, have been duly authorized by all necessary action on the part of such parties. This Agreement and all other agreements and documents executed in connection herewith by Sellers and/or Shareholders, upon due execution and delivery thereof, shall constitute the valid and binding obligations of Sellers and/or Shareholders, as the case may be, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         3.35 Consents and Approvals of Governmental Authorities. Except as set forth in Exhibit 3.35, no characteristic of the Company or Sellers or of the nature of their businesses or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         3.36 Disclosure. No representations and warranties by Sellers in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to Buyer pursuant hereto knowingly contains or will knowingly contain any untrue statement or knowingly omits or will knowingly omit to state a fact necessary in order to make the statements contained therein not misleading.

               ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce Sellers and Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, Buyer represents and warrants to Sellers and Shareholders, which representations and warranties shall be true and correct on the date hereof, and on Closing, as follows:

         4.1 Organization, Qualification and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Buyer has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted, and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. Buyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer has been duly authorized by all necessary action on the part of Buyer. No other action on the part of Buyer or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof shall constitute valid binding obligations of Buyer, enforceable in accordance with their respective terms.

         4.2 Absence of Default. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any Lien upon the Stock or any of the Assets under:
(a) any term or provision of the Articles of Incorporation or Bylaws of Buyer;
(b) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Buyer is a party or by which Buyer is bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Buyer is subject.

         4.3 Finders and Brokers. Buyer shall be fully responsible for any finders or brokers engaged by Buyer in connection with the transactions described herein.

         4.4 Investment Representations. Buyer understands that the Stock has not been registered under the federal Securities Act of 1933, as amended (the "ACT") or under the securities laws of any jurisdiction, and that the Stock is being sold under a claim of exemption from registration under the Act. Buyer further understands that this transaction has not been reviewed by, passed on, or submitted to the United States Securities and Exchange Commission or any state agency. Buyer is aware that the Stock must be held indefinitely unless it is subsequently registered or an exemption from such registration is available and that the Company is under no obligation to register the Stock under the Act, any state securities law, or any other applicable securities legislation. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks in the acquisition of the Stock. The Stock is being acquired by Buyer solely for Buyer's own account for investment, with no present intention of making or participating in a distribution thereof within the meaning of the Act.

                         ARTICLE V. COVENANTS OF PARTIES

         5.1 Preservation of Company's Business and Assets. From the date hereof until the Closing, Sellers and Shareholders shall use their best efforts and shall do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the Assets and the business and operation of the Hospital as a going concern consistent with prior practice and to preserve, protect and maintain for Buyer and Company the good will of the Hospital's medical staff, suppliers, employees, clientele, patients, tenants and others having business relations with Company. Shareholders and Sellers shall use their best efforts to obtain all documents called for by this Agreement. From and after the date of this Agreement until Closing, Sellers and Shareholders shall cause the Company to maintain and keep the Assets in good order and repair. Buyer, Sellers and Shareholders shall use best efforts to facilitate the consummation of the transactions contemplated by this Agreement. The Company shall make no dividend, distribution or extraordinary payment to any Affiliate.

         5.2 Absence of Material Change. From the date hereof until the Closing, Shareholders and Sellers shall cause the Company to make no material adverse change in the business and operation of the Hospital and in the utilization of the Assets and shall not enter jointly or separately into any other significant contract or commitment or any other transaction with respect thereto without the prior written consent of Buyer, which shall not be unreasonably withheld.

         5.3 Access to Books and Records.

                  (1) From the date hereof until the Closing, Shareholders and Sellers shall cause the Company to give to Buyer and to Buyer's counsel, accountants, and other representatives, reasonable access during normal business hours (and at a time or times that will not disrupt the delivery of care to patients) to all of Company's offices, properties, books, contracts, commitments, records and affairs relating to the Stock and Assets, other than the Excluded Assets, so that Buyer may inspect and audit them and shall furnish to Buyer a copy of all documents and information concerning the properties and affairs of the Stock and the Assets as Buyer may reasonably request. If any such books, records and materials are in the custody of third parties, Shareholders and Sellers shall cause the Company to direct such third parties to promptly provide them to Buyer. Copies of documents furnished to Buyer by Company and Shareholders will be returned by Buyer upon request if the transaction is not consummated. Shareholders and Sellers shall cause the Company to provide Buyer promptly with interim financial statements of Company and any other management reports as and when they are available. Additionally, from the date hereof until Closing, Shareholders and Sellers shall cause the Company to grant Buyer full access to Company's personnel and computers as is reasonably necessary to assist Buyer.

                  (2) Following the Closing, Buyer shall cause the Company to permit Shareholders' and Sellers' representatives (including, without limitation, their counsel, accountants and auditors), during normal business hours and upon appropriate advance notice, to (i) have reasonable access to, and examine and make copies of all books and records of the Hospital, including all medical records and medical charts of any patient admitted to the Hospital, to the maximum extent permitted by law and (ii) have reasonable access without cost to the Hospital's employees and their successors, relating to transactions or events occurring prior to the Closing and Sellers' and Shareholders' obligations under this Agreement, as long as such requests do not unreasonably interfere with the operation of the Hospital. For a period of seven (7) years after the Closing, Buyer agrees that, prior to the destruction or disposition of any such books or records, Buyer shall provide not less than forty-five (45) days', nor more than ninety (90) days' prior written notice to Shareholders and Sellers of such proposed destruction or disposal. If Shareholders and Sellers desire to obtain any of such documents, they may do so by notifying Buyer in writing prior to the date scheduled for such destruction or disposal. In such event, Buyer shall cause the Company to not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to Shareholders or Sellers, their successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Shareholders and Sellers.

                  (3) Following the Closing, Shareholders and Sellers shall permit Buyer and its representatives (including, without limitation, their counsel, accountants and auditors), during normal business hours, to have access to, and examine and make copies of, all books and records relating to the Company, which books and records are retained by Sellers or Shareholders, if any, and which relate to transactions or events contemplated by this Agreement occurring prior to the Closing, to the maximum extent permitted by law. For a period of seven (7) years after the Closing, Shareholders and Sellers agree that, prior to the destruction or disposition of any such books or records, Shareholders shall provide not less than forty-five (45) days', nor more than ninety (90) days' prior written notice to Buyer of such proposed destruction or disposal. If Buyer desires to obtain any such documents, it may do so by notifying Shareholders and Sellers in writing prior to the date scheduled for such destruction or disposal. In such event, Shareholders shall not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to Buyer, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Buyer.

                  (4) Shareholders and Sellers shall cause or use reasonable best efforts to cause Company's accounting firm to consent to the inclusion of the Financial Statements in any registration statements, private placement memoranda, and periodic reports, if any, necessary or appropriate in order to enable Buyer or its affiliates to comply with any applicable registration or reporting requirements of federal or state securities laws.

         5.4 Consents. Sellers shall obtain all consents, approvals, exemptions and authorizations of third parties, whether governmental or private, in form and substance reasonably acceptable to Buyer, necessary to accomplish this transaction without causing a default under the Contracts included in the Continuing Liabilities or a material change in the terms thereof, or causing a fee to be payable as a result of the consummation of the transactions, except where the failure to obtain such consents, approvals, exemptions and authorizations would not have a material adverse effect on the business or prospects of the Company. In the event Sellers are unable to obtain any one or more consents required pursuant to this section, Buyer may elect to terminate this Agreement in its entirety.

         5.5 Capital Expenditures. Sellers covenant that between the date hereof and Closing, the Company shall not incur any obligations with respect to capital expenditures in an amount greater than Ten Thousand Dollars ($10,000.00) unless such capital expenditure has been previously approved in writing by Buyer.

         5.6 Risk of Loss. In the event there is any damage to or loss of any of the Assets (whether by fire, theft, vandalism or other cause or casualty), between the date hereof and the Closing, the Purchase Price shall be reduced by the amount necessary to repair the damage; provided, however, in the event of a casualty which in Buyer's reasonable business judgment materially adversely affects the business or operation or prospects of any of the Assets, Buyer may elect either (i) to terminate this Agreement, or (ii) to close with a reduction in the Purchase Price with respect to the damaged property determined as follows. The reduction in Purchase Price shall be determined, based on the value on the date of this Agreement of the Assets damaged or lost, the value of which shall be determined by an MAI appraiser to be mutually selected and paid equally by Sellers and Buyer. If Sellers and Buyer are unable to mutually select an appraiser, then one MAI appraiser shall be selected and paid by Buyer and one MAI appraiser shall be selected and paid by Sellers. If a party does not select an appraiser as provided in the preceding sentence within ten (10) days after the other party has given notice of the name of its appraiser, such party shall lose its right to appoint an appraiser. If the two appraisers are selected by the parties as provided above, they shall meet promptly to determine the reduction in Purchase Price. If they are unable to agree within fifteen (15) days after the second appraiser has been selected, they shall jointly select a third MAI appraiser. The reduction in Purchase Price shall be set by agreement of any two (2) of the three (3) appraisals. If the two
(2) appraisers are unable to agree on a third appraiser within thirty (30) days after the second appraiser has been selected, either party, by giving written notice to the other, may apply to the American Arbitration Association for the purpose of determining the reduction in Purchase Price. Sellers and Buyer shall each bear one-half (1/2) of the cost of selecting the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. If any two (2) appraisers are unable to determine the reduction in Purchase Price within fifteen (15) days after the third appraiser has been selected, then the three (3) appraisals shall be added together and their total divided by three
(3); the resulting quotient shall be the reduction in Purchase Price. In determining the reduction in Purchase Price, each appraiser shall take into consideration, understand, and correctly employ those recognized techniques that are necessary to produce a credible appraisal.

         5.7 Condemnation. From the date hereof until the Closing, in the event that any portion of the Assets becomes subject to or is threatened with any condemnation or eminent domain proceedings which in Buyer's reasonable business judgment materially adversely affects the businesses or operations or prospects of any of the Assets, then Buyer may elect either (i) to terminate this Agreement in its entirety or (ii) to close with respect to the Assets less that part which is condemned or threatened to be condemned with a reduction in the Purchase Price determined as provided in Section 5.6.

         5.8 Good Faith. All parties shall act in good faith and use their reasonable best efforts to satisfy all conditions to their respective obligations to close.

         5.9 Preserve Accuracy of Representations and Warranties. Sellers and Shareholders shall refrain from and shall cause the Company to refrain from taking any action which (and shall take all action and shall cause the Company to take all action, the failure of which) would render any representations and warranties contained in Article III hereof inaccurate as of Closing. Sellers and Shareholders shall promptly notify Buyer of any lawsuits, claims, administrative actions or other proceedings asserted or commenced against Shareholders, Sellers, Company, their respective directors, officers, shareholders or affiliates, or involving or affecting in any way the Assets or the business and operation of the Assets. Shareholders shall promptly notify Buyer of any facts or circumstances which come to their attention and which cause, or through the passage of time may cause, any of Sellers' representations and warranties to be untrue or misleading at any time from the date hereof to Closing.

         5.10 Maintain Books and Accounting Practices. From the date hereof until the Closing, Sellers shall cause the Company to maintain the Company's books of account in the usual, regular and ordinary manner in accordance with generally accepted accounting principles consistently applied and on a basis consistent with prior years and shall make no change in its accounting methods or practices.

         5.11 Indebtedness; Liens. From the date hereof until the Closing, Sellers shall not and shall cause the Company to not create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money, nor make any loan or advance to, or any investment in, any person or entity, nor create any Lien in any of the Assets or the Stock, without Buyer's prior written approval which will not be unreasonably withheld. Until Closing, Sellers shall cause the Company to make all payments required with respect to its long-term debt and fully and timely comply with and satisfy all its obligations with respect thereto. Sellers shall cause the Company to take all action necessary to repay, release and retire any loans or other long-term liabilities and cause all collateral, obligations and security against the Assets to be fully released to Buyer's satisfaction as contemplated hereunder, and Buyer will cooperate with Company and Sellers in this regard.

         5.12 Compliance with Laws and Regulatory Consents. From the date hereof until the Closing, Sellers shall cause the Company to comply with all applicable statutes, laws ordinances and regulations; keep, hold and maintain all certificates, accreditations, participations, licenses, and other permits necessary for the business and operation of the Hospital; to make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable on its part under all applicable laws and under its contracts, agreements and commitments in order to consummate the transactions contemplated by this Agreement; and shall use best efforts to consummate the transactions contemplated by this Agreement and the agreements and documents to be executed in connection with this Agreement as soon as is practicable.

         5.13 No Merger or Consolidation. From the date hereof until the Closing, Sellers and Shareholders shall not cause or permit the Company to merge or consolidate with any other entity; nor solicit any inquiries, proposals or offers relating to the Stock or disposition of the Assets; and shall promptly notify Buyer orally, and confirm in writing, of all relevant details relating to inquiries, proposals or offers which they may receive relating to any of the matters referred to in this Section.

         5.14 Maintain Insurance Coverage. From the date hereof until the Closing, Sellers shall cause the Company to maintain and cause to be maintained in full force and effect, without change of coverage or insurance carrier unless approved of in writing by the Buyer (which approval shall not be unreasonably withheld), the existing insurance on the Assets and the operations of the Hospital and shall provide, upon request by Buyer, evidence satisfactory to Buyer that such insurance continues to be in effect and that all premiums due have been paid.

         At the Buyer's sole option, either (1) prior to Closing, Sellers shall cause the Company to obtain, at Sellers' expense, "tail" insurance coverage, converting its existing malpractice insurance to an "occurrence" basis policy from Company's current carrier with professional and general liability coverages in amounts equal to or greater than $1,000,000.00 per occurrence and $3,000,000.00 aggregate and with deductible amounts satisfactory to Buyer; Buyer shall be named as an additional insured on all insurance policies acquired or maintained by Company pursuant to this Section 5.14 and Sellers will provide Buyer reasonable evidence thereof; or (2) Buyer shall receive a credit of $126,000 reducing the Purchase Price.

         5.15 Medicare, Medicaid and Blue Cross Reporting. From the date hereof until Closing, Sellers shall cause the Company to timely file or cause to be filed all cost reports and other reports of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to, Medicare, Medicaid, and Blue Cross prior to Closing.

         5.16 Current Return Filing. Sellers shall be responsible for the timely preparation and filing of the federal, state and local income tax returns for all the tax periods through the Closing and the payment of all taxes for such periods.

         5.17 Environmental Assessment; Additional Environmental Inspections. Sellers and Shareholder shall permit and cause the Company to permit Buyer to conduct an environmental assessment of the Real Property. Buyer will pay the cost of such environmental assessment. If such environmental assessment discloses the presence of any hazardous substances on the Real Property, including hydrocarbons, in quantities or concentrations which require remediation or removal under applicable laws, Buyer shall have the right to conduct additional investigations, including the taking of soil and groundwater samples. The environmental study showed the following asbestos clean-up was needed (collectively the "ASBESTOS CLEAN-UP"). The Asbestos Clean-Up will be conducted by a licensed contractor in accordance with State of Texas regulations in such manner as to clean all asbestos containing materials and dust from the hall area attic and from the suspended ceiling materials. This is to include cleaning the pipes, wires, cables, etc., in the hall area ceiling area. The clean-up will include areas that can be reasonably reached from the hall. The contractor will not disturb the sprayed on asbestos containing material (fire proofing) on the structural metal beams located in the attic area. Subsequent to clean-up, and as a part of the Asbestos Clean-Up, evidence of satisfactory air quality tests from samples taken in halls, offices, patient rooms, and from the attic space above the ceiling shall be presented to the Buyer. Satisfactory air quality is defined as less than 0.01 f/cc.

         Prior to Closing, Sellers shall obtain an estimate from a licensed contractor for the Asbestos Clean-Up and provide a copy of the same to Buyer. Prior to Closing, Sellers shall enter into a contract with the contractor (providing a copy thereof to Buyer) for timely completion of the Asbestos Clean-Up. Sellers shall timely and promptly (no later than ninety (90) days after Closing) accomplish the Asbestos Clean-Up in compliance with all laws and regulations and so as to meet air quality standards. To the extent that the Asbestos Clean-Up is not completed by Closing, Buyer shall be entitled to withhold from the Purchase Price two (2) times the amount remaining to be paid to the contractor so as to induce Sellers compliance with the foregoing. When the work is completed in accordance with the foregoing, Buyer shall pay to Sellers the withhold amount net of any expenses or damages suffered by Buyer but this shall not be Buyer's exclusive remedy.

         Additionally, if the Environmental Study shows any hydrocarbons in quantities or concentrations which require remediation or removal, then Sellers shall follow the same procedure with respect to such hydrocarbons as is outlined in the immediately foregoing paragraph regarding Asbestos Clean-Up.

         5.18 Performance. Sellers, Shareholders and Buyer shall take appropriate steps to satisfy their respective obligations, and the conditions to Closing, including, if any, the obtaining of necessary contracts and application for necessary licenses and permits.

                          ARTICLE VI. TITLE AND SURVEY

         6.1 Title Report and Policy. At least ten (10) days prior to Closing, Sellers shall deliver to Buyer, at Sellers' expense, a current TLTA preliminary title commitment issued by Chicago Title Insurance Company, or other company which is mutually acceptable to the parties, of the condition of title to each tract of Real Property (the "COMMITMENT") for a title insurance policy in current TLTA form (the "TITLE POLICY"). The Commitment and Title Policy shall show that the Real Property is owned in fee simple or leasehold by Company, free from all Liens, except the Permitted Liens, and the Commitment may also be subject to such other items as Company can cause to be removed prior to or at Closing. The Commitment and Title Policy will also contain (a) a so-called "tax parcel endorsement" listing all of the tax parcel identification numbers affecting the Real Property covered by the policy and that no other property is included in the Real Property and that no other tax parcel identification numbers affect such Real Property, (b) a contiguity and nonimputation endorsement, (c) a 3.1 zoning endorsement or its equivalent as then in use by the title company in form and substance acceptable to Buyer, (d) extended coverage deleting all standard and general exceptions, (e) affirmative coverage against any Hill-Burton lien, and (f) any additional endorsements or insurance as Buyer may reasonably require. The Title Policy shall be in form acceptable to Buyer and Buyer's lender and shall permit a simultaneous issue rate for the lender's mortgage title policy with the cost of all special lender endorsements required by Buyer's lender to be borne by Buyer. The title company shall provide when delivering the Commitment one (1) copy of all recorded documents





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

affecting title of the Real Property to Buyer. At Closing, there shall be issued to the Company, at Sellers' expense, the Title Policy in the amount of the Purchase Price which is allocated to the Real Property as improved. In the event Buyer requests, and at Buyer's expense, the title Company shall issue a mortgage title policy in an amount up to the Purchase Price which is allocated to the Real Property as improved, at simultaneous issue rates.

         6.2 Survey. At least ten (10) days prior to Closing, Sellers shall cause to be delivered to Buyer, at Sellers' expense, an "as-built" survey of the Real Property accompanied by a certificate of a registered surveyor licensed in the State of Texas, certified as directed by Buyer in full TLTA form, sufficient to cause the title company to delete the standard printed survey exception and to issue the Title Policy free from any survey objections or exceptions whatsoever (the "SURVEY"). The Survey shall show the boundaries of the Real Property, separate legal descriptions and boundaries for the tracts, the location and dimension of all improvements, the physical location of all utilities, and the location of all streets, highways, alleys and public ways crossing or abutting said Real Property, all dominant and servient easements identified by recording information, all building lines and all buildings and structures as are situated thereon as of said date. Said certificate shall state that the improvements situated on the Real Property lie wholly within the boundaries thereof and that no part thereof encroach upon or overhang any easement or rights-of-way or upon the land of others; that such improvements are wholly within the building restriction lines however established and do not violate any use or other restriction contained in prior conveyances, zoning ordinances or regulations; that no adjoining structure encroaches upon the Real Property or upon any dominant easement appurtenant thereto; and that as of said date there were no visible encroachments, overlaps, overhangs, easements, improvements, utility lines or rights-of-way on, above or below the ground except as shown on the survey plat. Said certificate shall also state whether or not the Real Property or any part thereof lies within the boundaries of a local, state or federal flood plain designation. The Survey shall also provide tax map identification numbers, zoning information and other data sufficient for the title company to provide the title insurance coverage and endorsements as described in Section 6.1, above.

         6.3 UCC Searches. UCC Financing Statement searches, local and central, including fixtures, and federal and state tax lien and judgment searches, with respect to Company, its affiliates and predecessors, including all "DBA's", trade names and fictitious names of Company (including, but not limited to, all names set forth in Exhibit 1.2(9)), from each of the jurisdictions in which such entity does business or has done business within the preceding five (5) years (the "UCC SEARCHES"), shall be obtained by Sellers, at Sellers' cost, and delivered to Buyer at least ten (10) days prior to Closing. Copies shall be included in Exhibit 3.8 attached hereto.

         6.4 Defects and Cure. The Title Commitment and Policy and the Survey and UCC Searches described in this Article are collectively referred to as "TITLE EVIDENCE".

Buyer shall notify Sellers as soon as reasonably possible of any Liens disclosed in the Title Evidence which either: (a) do not constitute Permitted Liens, or
(b) even if they constitute Permitted Liens, if such matter adversely impacts any of the Assets or the financeability thereof in the reasonable opinion of Buyer (collectively "DEFECTS"). Sellers, at their sole cost and expense, may elect to not cure the Defects and shall give written notice to Buyer within ten
(10) days of their receipt of Buyer's objections of their decision whereupon Buyer may waive such Defects and close or may terminate this Agreement, which election shall be made within ten (10) days of receipt of notice from Sellers. If Sellers fail to timely give such notice, Sellers shall be deemed to have elected not to cure the Defects, whereupon Buyer may waive such objection and close or may terminate this Agreement, which election by Buyer shall be made within thirty (30) days following notice of objection to Sellers. Upon termination of this Agreement under the terms of this Section 6.4, no party to this Agreement shall have any further claims under this Agreement against any other party.

                              ARTICLE VII. CLOSING

         7.1 Closing. If all of the conditions set forth in Articles VIII and IX hereof are satisfied, the closing of the transaction described herein (the "CLOSING") shall occur on April 30, 1997 at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., Nashville, Tennessee, and transfer of the Stock shall be deemed to be effective as of 12:01 a.m. local time on May 1, 1997 (said date sometimes being referred to as the "CLOSING DATE"). If all of the conditions to Closing set forth in Articles VIII and IX hereof are not satisfied by April 30, 1997, the Closing shall occur at such time as all approvals and other conditions to Closing set forth in Articles VIII and IX hereof are satisfied or at such other time as the parties may mutually agree. On the day of the effectiveness of Closing, Sellers shall receive immediately available funds in the amount of the Purchase Price. In the event that the Purchase Price is received by Sellers before or after the date of effectiveness of the Closing, the Purchase Price shall be reduced or increased on a per diem basis, based on the Rate, as defined in Section 12.2.

         7.2 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated on or prior to Closing as follows:

                  (a) By Sellers (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Buyer, Company, Sellers or Shareholders; or (ii) in the event Buyer breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by Buyer under the terms of this Agreement, and Sellers have provided written notice thereof to Buyer giving reasonable specificity and Buyer has not cured same within a reasonable period of time and such breach is not waived by Sellers in writing.

                  (b) By Buyer (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving Buyer, Company, Sellers or Shareholders;
(ii) pursuant to Section 5.6 or 5.7; or (iii) in the event Sellers or Shareholders breach or violate any material provision of this Agreement or fail to perform any material covenant or agreement to be performed by Seller or Shareholders under the terms of this Agreement and Buyer has provided written notice thereof to Sellers and Shareholders giving reasonable specificity and Sellers and Shareholders have not cured same within a reasonable period of time and such breach is not waived by Buyer in writing.

                  (c) By Buyer or Sellers if the Closing hereunder shall not have taken place by June 30, 1997, or, by such later date as shall be agreed upon by the parties in writing, provided that a party shall not have the right to terminate under this Section 7.2(c) if the conditions precedent to such party's obligation to close have been fully satisfied and such party has failed or refused to close after being requested in writing to close by the other party.

                   ARTICLE VIII. SELLERS' CONDITIONS TO CLOSE

         The obligations of Sellers under Section X of this Agreement are subject to the satisfaction on or prior to Closing, of the following conditions (which may be waived specifically in writing by Sellers in whole or in part):

         8.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Buyer contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered pursuant hereto, shall be deemed to have been made again at the Closing and shall then be true in all respects; and Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

         8.2 Regulatory Approvals. Buyer shall have obtained, or have reasonable assurance that it will obtain (at its own cost), all consents, licenses, permits, approvals, provider contracts, determinations from the Texas Department of Health, if any, required for Buyer to acquire the Stock and continue the operations of the Hospital.

         8.3 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency, body or other entity shall have taken any other action or made any request of Company, Sellers, Shareholders or Buyer as a result of which Sellers reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

         8.4 Compliance with Article XI. Buyer shall have made to Sellers and Shareholders the deliveries required by Article XI hereof.

         8.5 Approval by Counsel. All matters, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other relevant legal matters shall have been approved at or before the Closing by counsel for Sellers and Shareholders, which approval will not be unreasonably withheld.

         8.6 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Buyer effectively to acquire and hold the Stock, or, in any case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulation enacted or promulgated after the date of this Agreement that would reasonably result, directly or indirectly, in any of the consequences referred to in this Section.

         8.7 Completion of Exhibits. All Exhibits to this Agreement will be completed to the mutual satisfaction of the parties.

                     ARTICLE IX. BUYER'S CONDITIONS TO CLOSE

         The obligations of Buyer under Article XI of this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by Buyer in whole or in part):

         9.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Sellers contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered to Buyer pursuant hereto, shall be deemed to have been made again at the Closing and shall then be true in all respects; and Sellers shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

         9.2 No Loss, Damage or Destruction. In the event there is any damage to or loss of any of the Assets (whether by fire, theft, vandalism or other cause or casualty), the terms of Sections 5.6 and 5.7 hereof shall have been complied with.

         9.3 No Material Adverse Change. There shall have been no material adverse change or change known to have a future material adverse affect on the condition or prospects, financial or otherwise, of Company, the Assets or the operations of the Hospital. There shall not be any material claims, litigation or governmental proceedings pending or threatened against Company, Sellers or Shareholders which would adversely affect the Company, the Hospital, the Assets or the consummation of the transactions contemplated hereby at Closing.

         9.4 Regulatory Approvals. Buyer shall have obtained or have reasonable assurance of obtaining (at its own cost) (a) certification for participation in the Medicaid programs of the State of Texas, and (b) certification from the appropriate agency of the federal government for participation in the Medicare program. Sellers shall have delivered to Buyer all consents, licenses, permits, approvals, material provider contracts, or determinations required for Buyer to acquire the Stock and operate the Hospital as contemplated hereunder.

         9.5 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency, body or other entity shall have taken any other action or made any request of Company, Sellers, Shareholders or Buyer as a result of which Buyer reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

         9.6 Compliance with Articles VI and X. The Sellers shall have made to Buyer the deliveries required by Articles VI and X hereof within the time periods required thereunder.

         9.7 Inspection of Assets. Buyer shall have obtained environmental engineering reports and mechanical and electrical engineering reports and surveys (including those referred to in Section 5.17 above), if Buyer elects to obtain them, at Buyer's cost, indicating a condition of the Assets acceptable to Buyer. Buyer and its representatives shall have had and continue to have reasonable rights of inspection of the Assets, and the results of Buyer's inspection shall be acceptable to Buyer in Buyer's sole discretion.

         9.8 Approval by Counsel. All matters, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other relevant legal matters shall have been approved at or before the Closing by counsel for Buyer, which approval will not be unreasonably withheld.

         9.9 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Buyer effectively to acquire and hold the Stock or Assets, or, in any case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably result, directly or indirectly, in any of the consequences referred to in this Section.

         9.10 Satisfaction of Long-Term Liabilities. Sellers shall have repaid, released and retired all loans and long-term liabilities and obtain a full release of all collateral, obligations and security interests related to the Assets and Stock to Buyer's satisfaction.

         9.11 Consents. Shareholders shall have obtained all of the consents described in Section 5.4.

         9.12 Tail Insurance. Sellers shall deliver to Buyer evidence of tail insurance coverage required by Section 5.14 hereof.

         9.13 Due Diligence; Information. Shareholders and Sellers acknowledge that this Agreement is being negotiated and entered into prior to Buyer's receipt of all due diligence information and Buyer's analysis thereof, including, but not limited, to Company liabilities, direct and contingent, results of analysis of reimbursement methodologies and prior history, and the condition of the Assets, cost report review, analysis of contracts and potential agreements by which the property will be bound, exposure under disclosed suits and claims, engineering reports, title reports, title commitments, surveys, and other matters. The results of information obtained by Buyer as a result of its due diligence efforts shall be acceptable to it, in Buyer's sole discretion.

         9.14 Title Evidence. The Title Evidence shall have been delivered to Buyer, in form satisfactory to Buyer, in accordance with Article VII hereof and any Defects evidenced thereby shall be been cured to Buyer's satisfaction, in its sole discretion, in accordance with Section 6.4 hereof.

         9.15 Approvals. This Agreement and consummation of the transactions contemplated hereunder shall have been approved by (i) the Board of Directors of Buyer and (ii) the Buyer's primary lender, which approval or disapproval shall be obtained within fourteen (14) business days after receipt of the environmental survey referred to in Section 5.17.

         9.16 Completion of Exhibits. All exhibits to this Agreement will be completed to the mutual satisfaction of the parties.

                  ARTICLE X. OBLIGATIONS OF SELLERS AT CLOSING

         At Closing, Sellers shall deliver or cause to be delivered to Buyer, at Shareholders' expense, the following in a form and substance reasonably satisfactory to Buyer:

         10.1 Documents Relating to Stock. Sellers shall execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to Buyer:

                  (1) Stock certificates, registered in the name of Park, duly endorsed by Park or with stock powers attached, representing all of the Stock, or, in lieu thereof, new stock certificates representing the Stock, in Buyer's name, along with evidence of the cancellation of the certificates previously representing the Stock.

                  (2) The resignation of each member of the Board of Directors and each officer of Company effective as of the Closing.

         10.2 Opinion of Counsel. Sellers shall deliver to Buyer and its lender the favorable opinion of counsel for Sellers, Company and Shareholders, dated as of Closing, in form and substance reasonably acceptable to Buyer and its lender.

         10.3 Corporate Good Standing and Corporate Resolution. Sellers shall deliver to Buyer a certificate of good standing from the Secretary of State of Company's state of organization, and from each jurisdiction in which Company is qualified to do business, dated the most recent practical date prior to Closing, together with a certified copy of the Bylaws and Articles of Incorporation of the Company, and a certified copy of the resolutions of the Board of Directors and shareholders of each Seller, authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, sufficient in form and content to meet the requirements of the law of the state of such Seller's incorporation relevant to such transactions and certified by officers of such Seller to be validly adopted and in full force and effect and unamended as of Closing.

         10.4 Closing Certificate. Sellers shall deliver to Buyer certificates of an officer of each Seller, dated as of Closing, certifying that (a) each covenant and obligation of Sellers has been complied with, and (b) each representation and warranty of Sellers and Shareholders is true and correct on the Closing as if made on and as of the Closing.

         10.5 Third Party Consents. Sellers shall deliver to Buyer:

                  (1) All consents, approvals, releases, filings and authorizations of third parties which are necessary in the reasonable opinion of Buyer (in form reasonably acceptable to Buyer) for the execution, delivery and consummation of this Agreement and the transactions contemplated herein;

                  (2) All consents required by Section 5.4; and

                  (3) Estoppel and attornment letters, if needed, from tenants of the Company in a form reasonably acceptable to Buyer as set forth in Exhibit 10.5(3) hereto.

         10.6 Taxes and Other Payments. Sellers shall deliver to Buyer:

                  (1) Proof of cash payment directly to the tax authorities or cash payment (or credit on the Purchase Price) to Buyer in the amount of all real estate taxes and assessments which are a lien on the date of Closing general and special.

                  (2) A certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve Buyer of all withholding obligations under Section 1445 of the Code. In the event that Sellers cannot furnish such a certificate or is not entitled to rely upon such a certificate under the provisions of Section 1445 and the regulations thereunder, Sellers and Shareholders shall take and/or permit Buyer to take any and all steps necessary to allow Buyer to satisfy the requirements of Section 1445.

                  (3) Receipt or other evidence from the Revenue Department of the State of Texas showing that all liability for sales and use taxes and employment taxes due from Company have been paid, in form reasonably acceptable to Buyer if needed in Texas.

                  (4) Receipt or other evidence from the Texas Department of Unemployment Security evidencing that all contributions under Texas unemployment compensation law due from Company have been paid, in form reasonably acceptable to Buyer if needed in Texas.

         10.7 Releases and Other Matters.

                  (1) Release of all obligations described in Section 1.4(1). Release of all Liens applicable to the Stock or Assets, except for Permitted Liens, required after the completion of due diligence.

                  (2) Certificates of Occupancy with respect to each of the completed and occupied structures which are included in the Assets in form and substance reasonably acceptable to Buyer.

         10.8 Notice to Third-Party Payors. Shareholders shall deliver executed notices, as needed of the sale of the Stock, to be furnished to all third-party payors in the form of Exhibit 10.8 hereto.

         10.9 Tail Insurance. Sellers shall deliver evidence of tail insurance coverage as required by Section 5.14 hereof.

         10.10 Additionally Requested Documents; Post Closing Assistance. At the reasonable request of Buyer at Closing and at any time or from time to time thereafter, Sellers and Shareholders shall cooperate with Buyer to put Buyer in actual possession and operating control of the Hospital, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Buyer may reasonably request in order to effectively sell, convey, transfer and assign the same to Buyer, to execute and deliver such further instruments and to take such other actions as Buyer may reasonably request to release Buyer and Company from any obligations or liabilities retained or assumed by Sellers or Shareholders and to execute and deliver such further instruments and to cooperate with Buyer as Buyer may reasonably request or to enable Buyer and Company to obtain any necessary health care or regulatory certifications, approvals, consents and licenses, accreditations or permits. After the Closing, Sellers and Shareholders shall remit to Buyer any payments received by Sellers or Shareholders with respect to Receivables of the Company. Any funds so collected will be remitted to the Company within five (5) working days following receipt of such payments.

         10.11 Assumption Agreement. Sellers shall deliver to Buyer and Company an Assumption Agreement evidencing that Sellers shall be jointly and severally responsible for all obligations pertaining to past operations of the Hospital other than the Continuing Liabilities, the form of which is set forth in Exhibit
10.11 hereto.

                   ARTICLE XI. OBLIGATIONS OF BUYER AT CLOSING

         At Closing, Buyer shall deliver or cause to be delivered to Sellers the following in a form and substance reasonably satisfactory to Sellers:

         11.1 Purchase Price. Buyer shall deliver the Purchase Price to Sellers in immediately available funds.

         11.2 Corporate Good Standing and Certified Board Resolutions. Buyer shall deliver to Sellers a certificate of good standing of the Secretary of State of Buyer's state of organization dated the most recent practical date prior to Closing together with a certified copy of the resolutions of the Board of Directors of the Buyer authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by Buyer, and certified by an officer of Buyer to be validly adopted and in full force and effect and unamended as of Closing.

         11.3 Opinion of Buyer's Counsel. Buyer shall deliver to Sellers a favorable opinion of counsel for Buyer, dated as of Closing, in form and substance reasonably acceptable to Sellers.

         11.4 Closing Certificate. Buyer shall deliver to Sellers a certificate of an officer of the Buyer, dated as of Closing, certifying that (a) each covenant and obligation of Buyer has been complied with and (b) each representation and warranty of Buyer is true and correct on the Closing as if made on and as of the Closing.

             ARTICLE XII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION

         12.1 Survival. The covenants, obligations, representations and warranties contained in this Agreement or any certificate or document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to the Closing and shall survive the date of Closing for a period of eighteen (18) months after Closing, and shall not be merged into any deeds or other document delivered in connection with the Closing; provided that claims relating to taxes shall survive until sixty (60) days after the applicable statute of limitations relating to the underlying claim. In the event that a claim has been timely asserted but is still pending at the expiration of the survival period, such claim shall not expire.

         12.2 Indemnification by Sellers and Shareholders. Subject to the provisions of Section 12.4 and Section 12.5, Sellers and Shareholders shall, jointly and severally, promptly indemnify, defend and hold harmless (and upon demand shall reimburse) Buyer, Company and the directors, officers, stockholders, employees and agents of Buyer and, after Closing, the directors, officers, stockholders, employees and agents of the Company (and with respect to the ERISA matters, Buyer and all affiliated corporations within a controlled group relationship with Buyer (as determined under Section 414 of the Internal Revenue Code), and their employees) against any and all claims, actions, demands, suits, proceedings, assessments, judgments, losses, costs, and expenses (including reasonable costs of investigation, court costs, legal fees and expenses incident to any of the foregoing or incurred in attempting to avoid the same or oppose the imposition thereof) and other damages resulting from any of the following (i) any inaccuracy in or any breach by Sellers of any of their covenants, obligations, representations or warranties contained in this Agreement or any certificate or document of Sellers delivered pursuant to this Agreement, (ii) the ownership, licensing, operation, action, inaction or conduct of Company, Hospital, or any of the Assets or any of Company's employees, agents or independent contractors, relating to all periods of time prior to Closing, except the Continuing Liabilities, (iii) the Excluded Liabilities, and (iv) any other liabilities of Company not expressly retained by Company hereunder. Any indemnification payment pursuant to the foregoing shall include interest at a floating rate equal to three points over the prime rate of Citibank N.A., from time to time, (the "RATE") from the date the loss, costs, expenses or damages were incurred until the date of payment. The maximum aggregate liability of all indemnitors for indemnification under this Section 12.2 shall not exceed the Cap as defined in Section 12.5.

         12.3 Indemnification by Company and Buyer. Subject to the provisions of
Section 12.4, Company and Buyer shall promptly indemnify, defend, and hold harmless (and upon demand shall reimburse) Sellers and Shareholders against any and all claims, actions, demands, suits, proceedings, assessments, judgments, losses, costs, and expenses (including reasonable costs of investigation, court costs, legal fees and expenses incident to any of the foregoing or incurred in attempting to avoid the same or oppose the imposition thereof) and other damages resulting from any of the following: (i) any inaccuracy in or any breach by Buyer of any of its covenants, obligations, representations or warranties contained in this Agreement or any certificate or document of Buyer delivered pursuant to this Agreement, and (ii) any claim which is brought or asserted by any third party(s) against Sellers or any Shareholders for failure to pay or perform any of the Continuing Liabilities. Any indemnification payment pursuant to the foregoing shall include interest at the Rate from the date the loss, costs, expenses or damages were incurred until the date of payment.

         12.4 Procedure for Indemnification.

                  (1) Notice. Promptly after receipt of written or actual notice of any action or claim (the "CLAIM") as to which it asserts a right to indemnification, the party seeking indemnification hereunder (the "INDEMNITEE") shall give written notice thereof (the "NOTICE") to the person from whom indemnification is sought (the "INDEMNITOR"), provided that the failure of the Indemnitee to give the Indemnitor prompt notice shall not relieve the Indemnitor of any of its obligations hereunder, but may create a cause of action for breach for damages directly attributable to such delay.

                  (2) Third Party Claims. (a) If any claim for indemnification by Indemnitee arises out of a Claim by a person other than Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice to the Indemnitee within fifteen (15) days after receipt of the notice. Indemnitor shall thereupon undertake all steps or proceedings to defeat or compromise any such Claim, including retaining counsel reasonably satisfactory to the Indemnitee. Except as otherwise provided herein, all costs, fees and expenses with respect to any such Claim shall be borne by Indemnitor. If the Indemnitor assumes the defense of a Claim, it shall not settle such Claim unless such settlement includes an unconditional release by the claimant of the Indemnitee, reasonably satisfactory to the Indemnitee and except that Indemnitor shall not, without the prior written consent of Indemnitee, directly or indirectly require Indemnitee to take or refrain from taking any action, or make any public statement, or consent to any settlement, which it reasonably considers to be against its interest. Indemnitee shall have the right to participate at its own expense, in such proceedings, but control of such proceedings shall remain exclusively with Indemnitor.

                           (b) If the Indemnitor shall fail to notify the
Indemnitee of its desire to assume the defense of any such Claim within the prescribed period of time, then the

Indemnitee may assume such defense in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determinations made or any settlements thereof effected by the Indemnitee. The Indemnitor shall be permitted, at its own expense, to join in such defense and to employ its own counsel but control of such proceedings shall remain exclusively with Indemnitee.

                           (c) Indemnitor and Indemnitee agree to make available
to each other, their counsel and other representatives, all information and documents reasonably available to them reasonably requested by the other which relate to any such Claim, and to render to each other such reasonable assistance as may be reasonably requested in order to insure the proper and adequate defense of such Claim, but any costs or expenses related thereto shall be borne by Indemnitor; and provided that any failure (after written notice with specificity and an opportunity to cure) shall not relieve the Indemnitor of any of its obligations hereunder but may create a cause of action for breach for damages directly attributable to such failure.

                  (3) Other Claims. In the event of any Claim other than those provided for in subsection (2) hereof, Indemnitee shall be entitled to indemnification hereunder as provided herein.

                  (4) Payment of Claims. Amounts payable by the Indemnitor to the Indemnitee under this Section 12.4 shall be payable by the Indemnitor as incurred by the Indemnitee. In the event, Indemnitor fails to pay, timely and fully, any such amounts, Indemnitee may pay such amount. In such event, Indemnitee may recover from the Indemnitor, in addition to the amount so paid, plus (i) interest on the amount claimed at the Rate, and (ii) reasonable attorneys' fees in connection with the enforcement of payment under this Section 12.4.

                  (5) No Set-Off. The Indemnitee's right to indemnification under this Section 12.4 shall not be subject to set-off for any claim by the Indemnitor against the Indemnitee.

                  (6) Claims by a Straddle Patient. Any claim by a patient relating to professional negligence or similar matters involving a patient of the Hospital served both prior to Closing and subsequent to Closing will be the responsibility of either Buyer or Sellers and Shareholders in accordance with the following guidelines: (i) if it is a claim in which clearly the incident giving rise to liability arose prior to Closing, Sellers and Shareholders shall respond to the loss and defense expenses; (ii) if it is a claim in which clearly the incident giving rise to liability arose subsequent to Closing, Buyer shall respond to the loss and defense expenses; and (iii) in the event that the incident giving rise to liability as to time is not clear, Shareholders and Sellers on the one hand and Buyer on the other, will jointly defend the case and each will fully cooperate with the other in such defense. Once the case is closed, if Buyer and Shareholders and Sellers cannot agree to the allocation of both indemnity and expenses, then the matter shall be submitted to binding arbitration in accordance with the rules and procedures of the American Arbitration Association.

         12.5 Limitations on Obligations. Notwithstanding anything else to the contrary, any liabilities and obligations under Sections 12.2 and 12.3 shall be limited as follows:

                  (1) Maximum liability. The maximum aggregate liability of Sellers and Shareholders in the aggregate, on the one hand, and Buyer, on the other hand, for indemnification under Sections 12.2 and 12.3 of this Agreement shall be equal to One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "CAP"). Notwithstanding the foregoing, the Cap shall not be applicable if the indemnification claim is the result of a claim under Excluded Liabilities, actual fraud or a purchase price adjustment pursuant to Article II.

                  (2) Escrow Upon Certain Conditions. In the event that prior to eighteen (18) months after Closing a Sale Event, as later defined, occurs then, Sellers and Shareholders, jointly and severally, agree that they shall escrow One Million Five Hundred Thousand Dollars ($1,500,000.00) pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 12.5 (the "ESCROW AGREEMENT"). The Escrow Agreement shall be to fund indemnification obligations pursuant to Section 12.2 and shall expire with respect to all unasserted claims upon eighteen (18) months after Closing; provided, however, with respect to any claims which were timely asserted but are still pending at the expiration of the eighteen (18) months period, money shall continue to be held in escrow in the amount of Buyers reasonable estimate of the claims until resolution of the pending claims. Additionally, the Escrow Agreement will provide that in the event that a Sale Event occurs after the eighteen (18) months, but while a claim is still pending but has not been paid, the escrow described in the foregoing sentence shall be made. A "SALE EVENT" shall have occurred in the event Parent or Park sells all or substantially all of its assets or Parent sells or otherwise conveys a controlling interest in Park, or Park issues additional stock to any entity or person other than Parent so that there is a change in control of Park, or Park no longer owns and operates all of the interest in Lincoln Trail Behavioral Health System, Radcliff, Kentucky. A "controlling interest" or "change in control" shall mean 51% or more of the voting equity of Park no longer is beneficially and legally owned by Parent. Sellers and Shareholders each covenant to not vote for and prohibit a Sale Event from occurring unless simultaneous therewith or prior thereto the escrow has been established and funded as provided above.

         12.6 Company not Liable. Notwithstanding anything to the contrary contained in this Agreement, the indemnification obligations under Section 12.2 are solely that of Shareholders and Sellers, and are not the obligations of the Company. Shareholders and Sellers will not seek contribution, recourse or redress of any kind against the Company in connection with such indemnification obligations whether pursuant to corporate law or contractual rights of Sellers and Shareholders.

         12.7 Assignment by Buyer. No consent shall be required for any assignment or reassignment of the rights of Buyer under this Article XII.



                       ARTICLE XIII. RESTRICTIVE COVENANTS

         13.1 Covenant Not to Compete. Shareholders and Sellers hereby covenant and agree with Buyer that during the "NONCOMPETE PERIOD" within the "NONCOMPETE AREA" they shall not directly or indirectly without prior written consent of Buyer, (a) acquire, lease, manage, consult for, finance or own any part of (as member, shareholder or partner) any health care facility which provides any services similar to the services provided by the Hospital, including general surgical, acute care, and diagnostic services, including laboratory work related thereto, or (b) solicit for employment or employ any person who at Closing remained an employee of Company, or (c) disrupt or attempt to disrupt any past, present or reasonably foreseeable future relationship, contractual or otherwise between Buyer, on the one hand, and any physician, physician group, or other healthcare provider with whom Buyer contracts in connection with the Hospital, on the other hand. The "NONCOMPETE PERIOD" shall commence at the Closing and terminate on the second anniversary thereof. The "NONCOMPETE AREA" shall mean the following counties in Texas: Nacogdoches, Panola, Rusk, San Augustine, Shelby and Sabine, and the following counties in Louisiana: DeSoto and Sabine. Ownership of less than five percent (5%) of the stock of a publicly held company shall not be deemed a breach of this covenant.

         13.2 Enforceability. In the event of a breach of Section 13.1 hereof, Shareholders and Sellers recognize that monetary damages shall be inadequate to compensate Company and Buyer and Company and Buyer shall be entitled, without the posting of a bond, to an injunction restraining such breach, with the costs including attorneys fees of securing such injunction to be borne by Shareholders and Sellers. Nothing herein contained shall be construed as prohibiting Buyer from pursuing any other remedy available to it for such breach or threatened breach.

         All parties hereto hereby acknowledge the necessity of protection against the competition of Shareholders and Sellers and that the nature and scope of such protection has been carefully considered by the parties. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in Section 13.1 hereof. If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

                           ARTICLE XIV. MISCELLANEOUS

         14.1 Assignment. No party may assign its rights or obligations under this Agreement without the express written consent of the other party. No assignment shall relieve the assignor of any liability or obligation hereunder.

         14.2 Other Expenses. Except as otherwise provided in this Agreement, each party shall pay all of their own expenses in connection with the negotiation, execution, and/or implementation of the transactions contemplated by this Agreement. Buyer shall pay the cost of any engineering fees, mechanical/electrical/structural and environmental reports. Sellers shall be solely responsible for the payment of any fee to any finder, broker, or similar person engaged by Shareholders, Sellers or Company in connection with the transactions contemplated by this Agreement. Buyer is solely responsible for the payment of any fee to any finder, broker or similar person engaged by Buyer in connection with the transactions contemplated by this Agreement. All applicable transfer fees, state and local taxes, or other fees and costs due to any governmental entity as a result of the transactions contemplated in this Agreement shall be borne by Sellers.

         14.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the date due to be delivered by such courier, and (c) if mailed, five (5) days after mailing with postage prepaid. Any such notice shall be sent as follows:

         To Shareholders or Sellers, or to the Company prior to Closing:

                  Southeastern Hospital Corporation
                  104 East Park Drive, Suite 309
                  Brentwood, Tennessee  37027
                  Attention: Larry F. McFall
                  (615) 371-6673; (615) 371-6675 (Fax)

                  with a copy to:

                  Boult, Cummings, Conners & Berry
                  1600 NationsBank Plaza
                  414 Union Street, Suite 1600
                  Nashville, Tennessee  37219
                  Attention: John E. Gillmor, Esq.
                  (615) 244-2582; (615) 252-2380 (Fax)

         To Buyer, or to the Company after Closing:

                  New American Healthcare Corporation
                  109 Westpark Drive, Suite 440
                  P. O. Box 3689
                  Brentwood, Tennessee  37024
                  Attention: Dana C. McLendon, Jr., Sr. Vice President
                  (615) 221-5070; (615) 221-5009 (Fax)

                  with a copy to:

                  Harwell Howard Hyne Gabbert & Manner, P.C.
                  1800 First American Center
                  315 Deaderick Street
                  Nashville, Tennessee  37238
                  Attention: Ernest E. Hyne II, Esq.
                  (615) 256-0500; (615) 251-1059 (Fax)

         14.4 Controlling Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Tennessee, without giving effect to provisions thereof regarding conflicts of laws. Any action or claim relating to or arising out of this Agreement may be brought in any appropriate state or federal court in Davidson County, Tennessee, and each party hereto irrevocably consents to personal jurisdiction in any such court for such action or claim.

         14.5 Headings. Any table of contents and paragraph headings in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation.

         14.6 Benefit. Subject to Section 14.1 hereof, this Agreement shall be binding upon and shall inure to the exclusive benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

         14.7 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         14.8 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

         14.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         14.10 Interpretation. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement including exhibits have undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions.

         14.11 Entire Agreement. This Agreement, including the Exhibits, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Buyer, Shareholders or after Closing by Shareholders and Buyer. Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against which it is sought to be enforced.

         14.12 Legal Fees and Costs. Except as otherwise provided herein, each party hereto shall pay its own expenses, including, without limitation, legal and accounting fees and expenses, incident to its negotiation and preparation of this Agreement and to its performance and compliance with the provisions contained herein. In the event that any part hereto elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover legal expenses, including without limitation, attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

         14.13 Exclusivity. Buyer contemplates the expenditure of substantial sums of time and money in connection with legal, accounting, financial, and due diligence work to be performed in conjunction with the transactions contemplated under this Agreement. To induce Buyer to proceed with the transactions, Shareholders and Sellers shall not, and shall cause the Company to not directly or indirectly, without Buyer's prior written consent, initiate or hold discussions with any person or entity concerning a purchase, affiliation, or lease of all or a material part of the Assets, directly or indirectly, whether by sale of stock, merger, consolidation, sale or lease of material assets, affiliation, joint venture, or other material transaction for the while this Agreement is in effect. Shareholders and Sellers will promptly notify Buyer by telephone and confirm in writing via fax, if any such discussions or negotiations are sought to be initiated with, or any such proposal or possible proposal is received directly or indirectly, by Company, Sellers or Shareholders. In the event Company, Sellers or Shareholders receive an unsolicited offer related to a type of transaction described in this paragraph, Company and Shareholders shall promptly inform the person making such unsolicited offer of the existence of its obligations under this Section 14.13, and, subject to legal and fiduciary obligations, Shareholders and Sellers shall reject and cause the Company to reject such offer and promptly notify Buyer thereof.

         14.14 Completion of Exhibits. The Exhibits have not been prepared in their final form at the time of execution of this Agreement. Input by Sellers and Buyer is necessary to finalize the Exhibits and each party agrees to use its reasonable best efforts to finalize them. The parties will promptly determine which party will submit drafts of exhibits to the other party. The parties will work diligently and use reasonable efforts to timely submit drafts of exhibits for which they are responsible. Submission of Exhibits shall be in writing delivered via same day courier to the other party's counsel. Either party may supplement the Exhibits by like written delivery. The submitted Exhibits and supplements shall be deemed accepted and thereby become an Exhibit to this Agreement unless: (i) such proposed Exhibit would, individually or in aggregate with the effect of items disclosed in other Exhibits, constitute a material adverse effect on the receiving party in the receiving party's sole discretion, and (ii) within five (5) business days after receipt of such proposed Exhibit, such receiving party provides written notice to opposing counsel reasonably detailing the objection thereof and changes in such proposed Exhibit which would make the same acceptable. Should the parties not be able to resolve written objections within ten (10) business days thereafter, then either party may withdraw from this Agreement and terminate it without any obligation or liability of any sort and this Agreement shall be treated as never having been executed or delivered. Acceptance of Exhibits (e.g., list of lawsuits in the supplemental letter referred to in Section 3.20) shall not mean that the underlying information (e.g., understanding claim, likelihood of successful defense and adequacy of insurance coverage) is acceptable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     "BUYER":

                                     NEW AMERICAN HEALTHCARE
                                     CORPORATION


                                     By:
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------

                                     "PARENT":

                                     SOUTHEASTERN HOSPITAL CORPORATION


                                     By:
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------


                                     "PARK":

                                     PARK HEALTHCARE COMPANY


                                     By:
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------

                                     "SHAREHOLDERS":



                                     -------------------------------------------
                                     LARRY F. MCFALL



                                     -------------------------------------------
                                     PHIL SANDERSON



                                     -------------------------------------------
                                     D. L. PATTERSON



                                     -------------------------------------------
                                     CHARLES F. DANIEL



                                     -------------------------------------------
                                     SAM C. YEAGER



                                     -------------------------------------------
                                     MACK R. CHOPLIN



                                     -------------------------------------------
                                     DAVID R. CARVER



                                     -------------------------------------------
                                     TIMOTHY L. YEAGER